                                  SCHEDULE 14A

                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement  [ ] Confidential, for use of the
                                                         Commission Only
                                                         (as permitted by
                                                         Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             AEROQUIP-VICKERS, INC.

                (Name of Registrant as Specified In Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [ ]   No Fee required.
   [X]   Fee computed on table below per Exchange Act Rules
                                                14a-6(i)(1) and 0-11.
    (1)  Title of each class of securities to which transaction applies: COMMON STOCK, PAR VALUE $5.00 PER SHARE.
         ------------------------------------------------------------
    (2)  Aggregate number of securities to which transaction applies:
         27,600,987, BASED ON SHARES OF COMMON STOCK OUTSTANDING AT
         FEBRUARY 9, 1999.
         ------------------------------------------------------------
    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $58 PER SHARE CASH PRICE PLUS
         $69,243,822, THE AGGREGATE CONSIDERATION TO BE PAID FOR
         OPTIONS AND RESTRICTED STOCK AWARDS.
         ------------------------------------------------------------
    (4)  Proposed maximum aggregate value of transaction:
         $1,670,101,068 BASED ON INFORMATION CONTAINED IN ITEMS 2 AND
         3 ABOVE.
         ------------------------------------------------------------
    (5)  Total fee paid: $334,020
         ------------------------------------------------------------
    [X]  Fee paid previously with preliminary materials.
         ------------------------------------------------------------
    [X]  Check box if any part of the fee is offset as provided by
         Exchange Act Rule 0-11(a)(2) and identify the filing for
         which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
         Form or Schedule and the date of its filing.
         ------------------------------------------------------------
    (1)  Amount Previously Paid:  $334,020
         ------------------------------------------------------------
    (2)  Form, Schedule or Registration Statement No.:  Schedule 14A
         ------------------------------------------------------------
    (3)  Filing Party:  Aeroquip-Vickers, Inc.
         ------------------------------------------------------------
    (4)  Date Filed:  February 12, 1999
         ------------------------------------------------------------

                             AEROQUIP-VICKERS, INC.
                                  3000 STRAYER
                            MAUMEE, OHIO 43537-0050
                           TELEPHONE: (419) 867-2200

                                                                   March 8, 1999

Dear Aeroquip-Vickers Shareholder:

     I cordially invite you to attend a special meeting of the shareholders of Aeroquip-Vickers, Inc. to be held on April 8, 1999, at 10:00 a.m., Eastern time, at Aeroquip-Vickers' world headquarters, 3000 Strayer, Maumee, Ohio.

     At this meeting, shareholders will vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of January 31, 1999, by and among Eaton Corporation, Eaton Industries Inc., and Aeroquip-Vickers, pursuant to which Eaton Industries will be merged with and into Aeroquip-Vickers, with Aeroquip-Vickers continuing as the surviving corporation and becoming a wholly owned subsidiary of Eaton Corporation. Pursuant to the merger agreement, each common share of Aeroquip-Vickers issued and outstanding at the effective time of the merger (other than shares held by Aeroquip-Vickers, Eaton and shareholders, if any, who properly exercise their dissenters' rights under Ohio law) will be converted into the right to receive $58.00 per share in cash, without interest. Consummation of the merger is subject to certain conditions, including adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding common shares of Aeroquip-Vickers. The merger agreement and the merger are more fully described in the accompanying proxy statement.

     Your Board of Directors has diligently reviewed and considered the terms and conditions of the merger agreement, has determined that the merger agreement is in the best interests of Aeroquip-Vickers and its shareholders and has approved the merger agreement. In addition, Aeroquip-Vickers' financial advisor, Morgan Stanley & Co. Incorporated, has rendered its opinion stating that the $58 per share price is fair from a financial point of view.

     THE AEROQUIP-VICKERS' BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

     Please read the enclosed information carefully before completing and returning your proxy card. Returning your proxy card as soon as possible will ensure your vote is counted at the meeting, whether or not you plan to attend. If you do attend the special meeting, you may withdraw your proxy and vote in person if you wish. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

                                          Sincerely,

                                          /s/ Darryl F. Allen
                                          Darryl F. Allen
                                          Chairman, President and Chief
                                          Executive Officer

                             AEROQUIP-VICKERS, INC.
                                  3000 STRAYER
                            MAUMEE, OHIO 43537-0050
                           TELEPHONE: (419) 867-2200
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 8, 1999

To Our Shareholders:

     Notice is hereby given that a special meeting of shareholders of Aeroquip-Vickers, Inc., an Ohio corporation, will be held on April 8, 1999, at 10:00 a.m., Eastern time, at Aeroquip-Vickers' world headquarters, 3000 Strayer, Maumee, Ohio for the following purposes:

     1. To consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of January 31, 1999, by and among Eaton Corporation, an Ohio corporation, Eaton Industries Inc., an Ohio corporation and a wholly owned subsidiary of Eaton, and Aeroquip-Vickers, pursuant to which (a) Eaton Industries will be merged with and into Aeroquip-Vickers, with Aeroquip-Vickers continuing as the surviving corporation and becoming a wholly owned subsidiary of Eaton and (b) each common share of Aeroquip-Vickers issued and outstanding at the effective time of the merger, other than shares held by Aeroquip-Vickers, Eaton and shareholders, if any, who properly exercise their dissenters' rights under Ohio law, will be converted into the right to receive $58.00 per share in cash, without interest.

     2. To transact such other business as may be properly brought before the special meeting or any adjournment or postponement thereof.

     A committee of the Board of Directors has fixed the close of business on March 5, 1999 as the record date for the determination of shareholders entitled to receive notice of and to vote at the special meeting and any adjournments or postponements thereof. Accordingly, only shareholders of record on that date are entitled to receive notice of, and to vote at, the special meeting or any adjournments or postponements thereof.

     Holders of Aeroquip-Vickers common shares who do not vote in favor of adopting the merger agreement and who otherwise comply with the applicable statutory procedures of Section 1701.85 of the General Corporation Law of the State of Ohio will be entitled to dissenters' rights under Section 1701.85. A summary of the provisions of Section 1701.85, including a summary of the requirements with which holders must comply in order to assert dissenters' rights, is set forth in the accompanying proxy statement under the heading "The Merger -- Dissenters' Rights." The entire text of Section 1701.85 is attached as Annex C to the proxy statement.

     The accompanying proxy statement describes the merger agreement, the proposed merger and certain actions to be taken in connection with the merger. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON. ACCORDINGLY, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE THE PROXY HAS BEEN VOTED AT THE SPECIAL MEETING. Executed proxies with no instructions indicated thereon will be voted "FOR" adoption of the merger agreement.

     YOUR VOTE IS IMPORTANT. To vote your shares, please mark, date, sign and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope, whether or not you plan to attend the special meeting.

     PLEASE DO NOT SEND YOUR COMMON STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR CERTIFICATES.

                                          By Order of the Board of Directors,

                                          /s/ James M. Oathout
                                          James M. Oathout
                                          Secretary

Maumee, Ohio
March 8, 1999

                             AEROQUIP-VICKERS, INC.
                                  3000 STRAYER
                               MAUMEE, OHIO 43537
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                     FOR A SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 8, 1999

     We are furnishing this proxy statement to the shareholders of Aeroquip-Vickers, Inc., an Ohio corporation, in connection with the solicitation of proxies by and on behalf of the Board of Directors of Aeroquip-Vickers for use at a special meeting of shareholders to be held at 10:00 a.m., Eastern time, on April 8, 1999, at 3000 Strayer, Maumee, Ohio, and at any adjournments or postponements thereof.

     This proxy statement and the accompanying notice, proxy card and letter to the Aeroquip-Vickers shareholders are first being mailed on or about March 8, 1999, to holders of Aeroquip-Vickers common shares entitled to receive notice of, and to vote at, the special meeting.

     At the special meeting, holders of Aeroquip-Vickers common shares will be asked to consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of January 31, 1999, by and among Eaton Corporation, Eaton Industries Inc., a wholly owned subsidiary of Eaton, and Aeroquip-Vickers, pursuant to which (a) Eaton Industries will be merged with and into Aeroquip-Vickers, with Aeroquip-Vickers continuing as the surviving corporation and becoming a wholly owned subsidiary of Eaton and (b) each common share of Aeroquip-Vickers issued and outstanding at the effective time of the merger, other than shares held by Aeroquip-Vickers, Eaton and shareholders, if any, who properly exercise their dissenters' rights under Ohio law, will be converted into the right to receive $58.00 per share in cash, without interest.

     Holders of Aeroquip-Vickers common shares who do not vote in favor of adopting the merger agreement and who otherwise comply with the applicable statutory procedures of Section 1701.85 of the General Corporation Law of the State of Ohio will be entitled to dissenters' rights under Section 1701.85. See "The Merger -- Dissenters' Rights."

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

     All information contained in this proxy statement concerning Eaton and Eaton Industries has been supplied by them and has not been independently verified by Aeroquip-Vickers. Except as otherwise indicated, all other information contained in this proxy statement (or, as permitted by applicable rules and regulations of the Securities and Exchange Commission, incorporated by reference herein) has been supplied or prepared by Aeroquip-Vickers.

               The date of this proxy statement is March 8, 1999.

                               TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS..................................
                                                              1
QUESTIONS AND ANSWERS ABOUT THE TRANSACTION.................
                                                              2
SUMMARY.....................................................
                                                              4
  The Companies.............................................
                                                              4
  Recommendation to Shareholders............................
                                                              4
  Opinion of Financial Advisor..............................
                                                              4
  Our Reasons for the Merger................................
                                                              4
  Effects of the Merger; Merger Consideration...............
                                                              4
  The Special Meeting.......................................
                                                              4
  Voting Rights; Votes Required for Approval................
                                                              4
  Dissenters' Rights........................................
                                                              5
  Share Ownership of Management and Certain Shareholders....
                                                              5
  Interests of Officers and Directors in the Transaction....
                                                              5
  Conditions to the Transaction.............................
                                                              5
  Regulatory Matters........................................
                                                              6
  Termination of the Merger Agreement.......................
                                                              6
  Payment of Fees...........................................
                                                              6
  Material Federal Income Tax Consequences..................
                                                              6
SUMMARY SELECTED FINANCIAL DATA.............................
                                                              7
THE SPECIAL MEETING.........................................
                                                              8
  General...................................................
                                                              8
  Matters to be Considered at the Special Meeting...........
                                                              8
  Record Date; Voting at the Special Meeting................
                                                              8
  Proxies, Revocation of Proxies............................
                                                              9
  Solicitation of Proxies...................................
                                                              9
THE MERGER..................................................
                                                              10
  Background of the Merger..................................
                                                              10
  Aeroquip-Vickers' Reasons for the Merger; Recommendation
     of the Board of Directors..............................
                                                              12
  Effects of the Merger; Merger Consideration...............
                                                              13
  Opinion of Aeroquip-Vickers' Financial Advisor............
                                                              14
  Interests of Certain Persons in the Merger................
                                                              17
  Accounting Treatment......................................
                                                              20
  Regulatory Matters........................................
                                                              21
  Certain Federal Income Tax Consequences...................
                                                              22
  Dissenters' Rights........................................
                                                              23
CERTAIN PROJECTIONS.........................................
                                                              24
CERTAIN PROVISIONS OF THE MERGER AGREEMENT..................
                                                              25
  General...................................................
                                                              25
  Merger Consideration......................................
                                                              25
  Treatment of Equity Plans.................................
                                                              25
  Representations and Warranties............................
                                                              26
  Covenants.................................................
                                                              27
  Additional Agreements.....................................
                                                              29
  Conditions Precedent......................................
                                                              31
  Termination, Fees, Amendment and Waiver...................
                                                              32

THE COMPANIES...............................................
                                                              34
  Aeroquip-Vickers, Inc.....................................
                                                              34
  Eaton Corporation.........................................
                                                              34
  Eaton Industries Inc......................................
                                                              34
MARKET PRICES OF COMMON STOCK...............................
                                                              35
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................
                                                              36
INDEPENDENT ACCOUNTANTS.....................................
                                                              38
SHAREHOLDER PROPOSALS.......................................
                                                              38
WHERE YOU CAN FIND MORE INFORMATION.........................
                                                              38
AGREEMENT AND PLAN OF MERGER.............................. ANNEX A
OPINION OF MORGAN STANLEY & CO. INCORPORATED.............. ANNEX B
SECTION 1701.85........................................... ANNEX C

                           FORWARD-LOOKING STATEMENTS

     The statements contained in this proxy statement and in the documents that have been incorporated herein by reference include forward-looking statements about Aeroquip-Vickers that are subject to risks and uncertainties. Forward-looking statements include information concerning future results of operations of Aeroquip-Vickers and the combined company after the effective time of the merger, set forth, among other places, under "Questions and Answers About the Transaction," "Summary," "The Merger -- Background of the Merger," "The Merger -- Aeroquip-Vickers' Reasons for the Merger; Recommendation of the Board of Directors," "The Merger -- Opinion of Aeroquip-Vickers' Financial Advisor," "Certain Projections" and those statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "estimates" or similar expressions. For those statements, Aeroquip-Vickers claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

     In addition to the other factors and matters discussed elsewhere in this document and in the documents that have been incorporated herein by reference, factors that, in the view of Aeroquip-Vickers, could cause actual results to differ materially from those discussed in the forward-looking statements include, among others, (a) changes in global economic and financial conditions, including the industrial, aerospace and automotive industries in which Aeroquip-Vickers does business, (b) the success of Aeroquip-Vickers' strategic plans and contemplated capital investments, (c) Aeroquip-Vickers' ability to continually improve margins by achieving anticipated cost reductions in manufacturing processes in all of its businesses, to consistently win new business in each of its industries by delivering quality products and maintaining competitive pricing, and to successfully implement Aeroquip-Vickers' growth strategies, (d) loss of existing business, and (e) development of competing products.

                  QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

Q: Why are Aeroquip-Vickers and Eaton proposing the merger?

A: For Aeroquip-Vickers, the merger presents an opportunity for its shareholders to realize a significant premium over recent market prices for their shares. In addition, the merger allows Aeroquip-Vickers, which is currently too small to realize the full advantages of its strengths, to better compete in the hydraulics market.

   For Eaton, the merger presents an opportunity to build upon and extend its mobile hydraulics product line. Vickers, Incorporated's business is complementary to Eaton's and fundamentally repositions that business among the world leaders. Aeroquip Corporation's business expands upon those strengths in hydraulics with its position in hose and couplings, serving mobile and industrial, aerospace and automotive customers.

Q: What do I need to do now?

A: Complete, sign and mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting.

Q: What do I do if I want to change my vote?

A: Send in a later-dated, signed proxy card to Aeroquip-Vickers' Secretary before the special meeting or attend the special meeting in person and vote.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares only if you provide instructions on how to vote. Your broker will contact you regarding the procedures necessary for him or her to vote your shares. Please tell your broker how you would like him or her to vote your shares. If you do not tell your broker how to vote, your shares will not be voted by your broker, which will have the effect of a vote against the transaction.

Q: When and where is the special meeting?

A: The special meeting will be held on April 8, 1999 at 10:00 a.m., Eastern time, at Aeroquip-Vickers' world headquarters, 3000 Strayer, Maumee, Ohio.

Q: What is the effect if I do not vote?

A: If you do not submit a proxy card or vote in person at the special meeting or if you abstain from voting, it will have the effect of a vote against the merger agreement.

Q: Who can vote at the special meeting?

A: Holders of Aeroquip-Vickers common shares at the close of business on March
   5, 1999 may vote at the special meeting.

Q: Please explain what I will receive in the merger.

A: If the merger is completed, you will receive $58.00 in cash, without interest, for each Aeroquip-Vickers common share you own.

Q: What vote is required?

A: The merger must be approved by holders of a majority of the Aeroquip-Vickers common shares outstanding on March 5, 1999, the record date.

Q: Do I have dissenters' rights?

A: Under Ohio law, you are entitled to dissenters' rights. If you do not vote in favor of the merger and you properly elect to exercise your dissenters' rights as described under "The Merger -- Dissenters' Rights" and in Annex C, you may receive in the merger the court determined "fair cash value" of your Aeroquip-Vickers common shares. The fair cash value could be equal to, less than or more than $58 per share.

Q: What effect does the merger have on Aeroquip-Vickers' dividend policy?

A: The merger agreement allows Aeroquip-Vickers to pay in March the $0.22 per share dividend declared in January 1999, but does not allow Aeroquip-Vickers to pay any more dividends thereafter without the written consent of Eaton.

Q: When do you expect the merger to be completed?

A: We are working toward completing the merger as quickly as possible. We hope to complete the merger in mid-April 1999.

Q: How do I get paid for my Aeroquip-Vickers common shares?

A: If the merger is approved and consummated, you will be mailed instructions, which will explain how to exchange your share certificates for the merger consideration.

Q: What are the tax consequences to shareholders of the merger?

A: The merger will be taxable to you and you will recognize a gain or loss in an amount equal to the difference between the adjusted tax basis of your shares and the amount of cash you receive in the merger.

                      WHO CAN HELP ANSWER YOUR QUESTIONS?

     If you have additional questions about the merger or would like additional copies of this proxy statement or proxy card, you should contact:

                                AEROQUIP-VICKERS, INC.
                                3000 Strayer
                                Maumee, Ohio 43537
                                Telephone: (419) 867-2292
                                Attention: Richard Rump
                                       Director of Corporate Communications

     Banks and Brokerage Firms please call: D. F. King & Co., Inc.
                                            1-800-290-6432

                                    SUMMARY

     This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the proposal fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document, including the documents we have referred to you and the Annexes. We have included page references parenthetically to direct you to a more complete description of each topic presented in this summary. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement as it is the legal document that governs the transaction.

                            THE COMPANIES (PAGE 34)

     Aeroquip-Vickers consists of two companies, Aeroquip Corporation and Vickers, Incorporated, world leaders in the design, manufacture and distribution of engineered components and systems to industrial, aerospace and automotive industries. Headquartered in Maumee, Ohio, the company has approximately 15,000 employees and approximately 50 manufacturing and/or assembly sites in 15 countries around the world. Sales for 1998 were approximately $2.15 billion.

     Eaton Corporation is a global manufacturer of highly engineered products that serve industrial, vehicle, construction, commercial and semiconductor industries. Principal products include electrical power distribution and control equipment, truck drivetrain systems, engine components, hydraulic products, ion implanters and a wide variety of controls. Eaton has approximately 49,500 employees, and maintains manufacturing facilities at approximately 155 manufacturing sites in 25 countries. In 1998, Eaton's sales were approximately $6.6 billion.

                    RECOMMENDATION TO SHAREHOLDERS (PAGE 12)

     The Board of Directors has unanimously approved the merger, believes that the merger is in your best interest as a shareholder and unanimously recommends that you vote "FOR" adoption of the merger agreement.

                     OPINION OF FINANCIAL ADVISOR (PAGE 14)

     In deciding to approve the transaction, the Board of Directors, among the numerous factors discussed below in "The Merger -- Aeroquip-Vickers' Reasons for the Merger; Recommendation of the Board of Directors," considered the oral opinions of Aeroquip-Vickers' financial advisor, Morgan Stanley & Co. Incorporated, that, as of January 28 and January 30, 1999, $58 per Aeroquip-Vickers common share is fair from a financial point of view to the shareholders of Aeroquip-Vickers. That oral opinion was confirmed in writing by Morgan Stanley as of January 31, 1998 and is attached as Annex B to this proxy statement. We encourage you to read this opinion in its entirety.

                      OUR REASONS FOR THE MERGER (PAGE 12)

     The merger presents an opportunity for Aeroquip-Vickers shareholders to realize a significant premium over recent market prices for their shares. In addition, the merger allows Aeroquip-Vickers, which is currently too small to realize the full advantages of its strengths, to better compete in the hydraulics market.

             EFFECTS OF THE MERGER; MERGER CONSIDERATION (PAGE 13)

     Upon consummation of the merger,

     - Eaton Industries will be merged with and into Aeroquip-Vickers, with Aeroquip-Vickers continuing as the surviving corporation and becoming a wholly owned subsidiary of Eaton; and

     - each Aeroquip-Vickers common share issued and outstanding at the date and time the merger becomes effective, other than shares held by Aeroquip-Vickers, Eaton and shareholders, if any, who properly exercise their dissenters' rights under Ohio law, will be converted into the right to receive $58.00 in cash, without interest.

                          THE SPECIAL MEETING (PAGE 8)

     The special meeting will be held at 10:00 a.m., Eastern time, on April 8, 1999, at Aeroquip-Vickers' world headquarters, 3000 Strayer, Maumee, Ohio. At the special meeting, shareholders will be asked to adopt the merger agreement providing for the merger of Eaton Industries into Aeroquip-Vickers, after which Aeroquip-Vickers would become a wholly owned subsidiary of Eaton.

              VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL (PAGE 8)

     You are entitled to vote at the special meeting if you owned
Aeroquip-Vickers shares as of the close of business on the record date of March 5, 1999. On the record date, there were 27,638,225 Aeroquip-Vickers common shares entitled to vote at the special meet-ing. Shareholders will have one vote at the special meeting for each Aeroquip-Vickers common share they owned on the record date.

     The affirmative vote of at least a majority of the outstanding Aeroquip-Vickers common shares is required to adopt the merger agreement.

                          DISSENTERS' RIGHTS (PAGE 23)

     Aeroquip-Vickers is organized under Ohio law. Under Ohio law, any Aeroquip-Vickers shareholder who does not vote in favor of the adoption of the merger agreement and who properly exercises his or her dissenters' rights will be entitled to receive the court determined "fair cash value" of his or her Aeroquip-Vickers shares. In order to receive the fair cash value for their shares, dissenting Aeroquip-Vickers shareholders must deliver a written demand for a cash payment not later than ten days after approval of the merger at the special meeting and in the manner provided under Section 1701.85 of the Ohio Revised Code, a copy of which is attached as Annex C to this proxy statement. Any Aeroquip-Vickers shareholder who wishes to submit a demand for payment of the fair cash value of his or her Aeroquip-Vickers shares should deliver a written demand to Aeroquip-Vickers, Inc., 3000 Strayer, Maumee, Ohio 43537,
Attention: Secretary.

        SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS (PAGE 18)

     On the record date, directors and executive officers owned and were entitled to vote 230,037 (approximately 1%) outstanding Aeroquip-Vickers common shares. These directors and officers have expressed an intention to vote in favor of the merger agreement.

        INTERESTS OF OFFICERS AND DIRECTORS IN THE TRANSACTION (PAGE 17)

     A number of directors and executive officers of Aeroquip-Vickers have interests in the transaction as employees or directors that are different from, or in addition to, your interests as shareholders. Upon the initial filing of this proxy statement on February 12, 1999, executive officers of Aeroquip-Vickers, if terminated or, in the case of certain executives, became entitled to receive if they resign in designated circumstances, certain benefits and other compensation under their existing compensation arrangements. Mr. Darryl F. Allen, Aeroquip-Vickers' Chairman and CEO, and Eaton have entered into an agreement providing for Mr. Allen's employment for a one-year period followed by a four-year consulting period, and for the grant of a fair market value stock option to purchase 50,000 shares of Eaton common stock upon the effective time of the merger. In addition, Aeroquip-Vickers and Mr. Allen have amended Mr. Allen's change in control agreement to provide for a lump sum payment and certain other benefits to Mr. Allen upon consummation of the merger. Mr. Howard
M. Selland, Aeroquip-Vickers' Executive Vice President and Aeroquip Corporation's President, and Eaton are currently in discussions with respect to Mr. Selland serving as an officer of Eaton with the status of Senior Vice President following the merger. In addition, certain indemnification and insurance arrangements for existing directors and officers of Aeroquip-Vickers will be continued.

                    CONDITIONS TO THE TRANSACTION (PAGE 31)

     The transaction will be completed if a number of conditions are met (or, where permitted, waived), including the following:

     - the shareholders of Aeroquip-Vickers adopt the merger agreement;

     - no law, injunction or order prohibits the transaction;

     - all necessary governmental approvals are obtained;

     - the relevant waiting period imposed under the antitrust laws expires;

     - the representations and warranties of each party are true and correct in all material respects as of the date of the merger agreement and as of the closing date of the merger, including the representation that there has not been a material adverse change in Aeroquip-Vickers' business since September 30, 1998; and

     - each party performs in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger.

     In addition, Eaton has the right not to consummate the merger if the following conditions are not met:

     - all material contractual consents required in connection with the merger are obtained;

     - no governmental entity institutes an action or other proceeding challenging or seeking to restrain or prohibit the transaction; and

     - holders of no more than 10% of the outstanding Aeroquip-Vickers common shares take action to assert dissenters' rights under Section 1701.85 of Ohio law.

     In some instances, a condition to completion of the transaction can be waived, but only if the party entitled to assert that condition agrees to waive it.

                          REGULATORY MATTERS (PAGE 21)

     Eaton and Aeroquip-Vickers have made filings and taken other actions, and will continue to take actions, necessary to obtain approvals from the United States and foreign governmental authorities in connection with the proposed transactions, including the United States and foreign antitrust authorities. We expect to obtain all material and required governmental approvals on or about April 8, 1999. We cannot be certain, however, that Eaton and Aeroquip-Vickers will obtain all required governmental approvals, or that we will obtain these approvals without conditions that would be detrimental to Eaton or Aeroquip-Vickers.

                 TERMINATION OF THE MERGER AGREEMENT (PAGE 32)

     Eaton and Aeroquip-Vickers may agree to terminate the merger agreement at any time. In addition, either party may terminate the merger agreement if:

     - The parties do not complete the merger by July 31, 1999;

     - Aeroquip-Vickers shareholders do not adopt the merger agreement;

     - A law or regulation makes the transaction illegal or any order or injunction permanently prohibits the transaction; or

     - The other party breaches its representations, warranties or obligations under the merger agreement in any material respect and does not or cannot cure the breach.

     In addition, Eaton may terminate the merger agreement if:

     - Aeroquip-Vickers' Board of Directors changes, in a manner adverse to Eaton, its recommendation that you vote in favor of the merger agreement;

     - Aeroquip-Vickers' Board of Directors recommends another transaction to you;

     - a third party acquires 30% of Aeroquip-Vickers common shares;

     - Aeroquip-Vickers' Board of Directors announces an intention to enter into an agreement with another person; or

     - Aeroquip-Vickers willfully breaches the no solicitation or shareholder recommendation provisions of the merger agreement.

                           PAYMENT OF FEES (PAGE 30)

     Aeroquip-Vickers must pay Eaton a fee equal to $2 multiplied by the number of Aeroquip-Vickers common shares outstanding on a fully diluted basis if:

     - Eaton terminates the merger agreement because (a) Aeroquip-Vickers' Board of Directors changes, in a manner adverse to Eaton, its recommendation that you vote in favor of the merger agreement, (b) Aeroquip-Vickers' Board of Directors recommends another transaction to you, (c) a third party acquires 30% of Aeroquip-Vickers' shares, (d) Aeroquip-Vickers' Board of Directors announces an intention to enter into an agreement with another person, or (e) Aeroquip-Vickers willfully breaches the no solicitation or shareholder recommendation provisions of the merger agreement; or

     - before the special meeting a competing transaction is proposed, the shareholders of Aeroquip-Vickers do not adopt the merger agreement and Eaton or Aeroquip-Vickers terminates the merger agreement.

     Aeroquip-Vickers does not have the right to terminate the merger agreement or enter into an agreement with respect to a competing transaction before the special meeting. Aeroquip-Vickers, however, may furnish information to and negotiate with a third party after receiving from that party a written, unsolicited proposal for a business combination that the Board of Directors determines in good faith to be more favorable to you than the transaction with Eaton.

               MATERIAL FEDERAL INCOME TAX CONSEQUENCES (PAGE 22)

     The receipt of cash by a shareholder of Aeroquip-Vickers pursuant to the merger will be a taxable transaction for federal income tax purposes and may also be taxable under applicable state, local and foreign income and other tax laws. A shareholder will recognize a gain or loss in an amount equal to the difference between the adjusted tax basis of his or her Aeroquip-Vickers common shares and the amount of cash received in exchange therefor in the merger. Such gain or loss will be a capital gain or loss if the Aeroquip-Vickers common shares are a capital asset in the hands of the shareholder and will be a long-term capital gain or loss if the holding period exceeds one year. See "The Merger -- Certain Federal Income Tax Consequences."

                        SUMMARY SELECTED FINANCIAL DATA
                  (DOLLARS IN MILLIONS EXCEPT PER SHARE DATA)

     The following table sets forth selected consolidated financial data for Aeroquip-Vickers as of the dates and for the periods indicated, and has been prepared in accordance with United States generally accepted accounting principles. The financial data for each of the five years ended December 31 are derived from Aeroquip-Vickers' audited financial statements. The financial data for the nine months ended September 30, 1998 and 1997 are derived from unaudited consolidated financial statements of Aeroquip-Vickers, which, in the opinion of Aeroquip-Vickers' management, include all adjustments (consisting only of normal recurring adjustments except as otherwise noted) necessary for a fair presentation thereof. The results of operations for the nine months ended September 30, 1998 are not necessarily indicative of the results to be expected for any other interim period or for the full year. The data set forth below in this table is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements of Aeroquip-Vickers and the related notes thereto included in Aeroquip-Vickers' Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and Aeroquip-Vickers' Form 10-Q for the quarter ended September 30, 1998. See "Where You Can Find More Information."

                                                                                                     NINE MONTHS ENDED
                                                    YEARS ENDED DECEMBER 31,                           SEPTEMBER 30,
                                  -------------------------------------------------------------    ----------------------
                                    1997         1996         1995         1994         1993         1998         1997
                                  ---------    ---------    ---------    ---------    ---------    ---------    ---------
                                                                                                        (UNAUDITED)
Net sales.......................  $ 2,112.3    $ 2,032.9    $ 1,884.0    $ 1,794.7    $ 1,643.8    $ 1,630.3    $ 1,589.5
Income before cumulative effect
  of accounting change..........      100.9(a)     102.7(b)      94.9         65.9         10.5(c)      92.9         69.4(a)
Net income (loss)...............      100.9        102.7         94.9         65.9        (59.7)        92.9         69.4
Income (Loss) per share:
  Basic:
    Before cumulative effect of
      accounting change.........       3.60         3.62         3.29         2.29         0.37         3.30         2.48
    Net income (loss)...........       3.60         3.62         3.29         2.29        (2.11)        3.30         2.48
  Diluted:
    Before cumulative effect of
      accounting change.........       3.51(a)      3.51(b)      3.20         2.26         0.37(c)      3.28         2.41(a)
    Net income (loss)...........       3.51         3.51         3.20         2.26        (2.11)        3.28         2.41
        Total assets............    1,376.6      1,289.5      1,224.2      1,001.0        972.2      1,478.7      1,365.3
Long-term debt..................      256.7        257.7        302.4        234.9        246.2        264.0        257.6
Cash dividends per common
  share.........................       0.80         0.80         0.72         0.68         0.68         0.66         0.60
Book value per share............      18.18        15.99        13.91        11.11         8.91        20.68        17.40

---------------
(a) Includes a special charge of $30.0 million ($18.5 million net, or diluted net income per share of $.63) to exit Aeroquip-Vickers' automotive interior plastics business.

(b) Includes a combined net gain from sale of unconsolidated affiliates of $5.0 million (diluted net income per share of $.16) and a credit for settlement of claims for prior years' research and development tax credits of $4.0 million (diluted net income per share of $.13).

(c) Includes a special charge for severance and other personnel-related costs amounting to $26.0 million ($18.2 million net, or diluted net income per share of $.64) and a provision for unsuccessfully contested prior years' value-added taxes in Brazil amounting to $7.0 million ($4.7 million net, or diluted net income per share of $.17).

                              THE SPECIAL MEETING

GENERAL

     This proxy statement is being furnished to holders of Aeroquip-Vickers common shares in connection with the solicitation of proxies by and on behalf of the Board of Directors for use at the special meeting to be held at 10:00 a.m., Eastern time, on April 8, 1999, at 3000 Strayer, Maumee, Ohio, and at any adjournments or postponements thereof. This proxy statement, the accompanying notice, proxy card and letter to the Aeroquip-Vickers shareholders are first being mailed on or about March 8, 1999, to holders of Aeroquip-Vickers common shares entitled to notice of, and to vote at, the special meeting.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the special meeting, shareholders will be asked to consider and vote upon a proposal to adopt the merger agreement. The Board of Directors has unanimously determined that the merger agreement and the merger are fair to and in the best interests of Aeroquip-Vickers and its shareholders and has approved the merger agreement. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT. See "The
Merger -- Background of the Merger" and "The Merger -- Aeroquip-Vickers' Reasons for the Merger; Recommendation of the Board of Directors."

     SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY TO AEROQUIP-VICKERS IN THE ENCLOSED POSTAGE-PAID ENVELOPE. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER AGREEMENT.

RECORD DATE; VOTING AT THE SPECIAL MEETING

     March 5, 1999, has been fixed as the record date for the determination of the holders of Aeroquip-Vickers common shares entitled to receive notice of, and to vote at, the special meeting. Only shareholders of record at the close of business on that date will be entitled to receive notice of, and to vote at, the special meeting. At the close of business on March 5, 1999, the most recent practicable date prior to the date of this proxy statement, there were 27,638,225 Aeroquip-Vickers common shares outstanding, held by approximately 8,305 shareholders of record.

     Shareholders of record on the record date are entitled to one vote per share, exercisable in person or by properly executed proxy, upon each matter properly submitted for the vote of shareholders at the special meeting. The presence, in person or by properly executed proxy, of the holders of the outstanding Aeroquip-Vickers common shares entitling them to exercise a majority of the voting power is necessary to constitute a quorum at the special meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum at the special meeting. Under New York Stock Exchange rules, brokers who hold shares in street name for customers have the authority to vote on certain "routine" proposals when they have not received instructions from beneficial owners. Under New York Stock Exchange rules, such brokers are precluded from exercising their voting discretion with respect to the approval and adoption of non-routine matters such as the merger, and thus, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote such shares with respect to the adoption of the merger, resulting in what is known as a "broker non-vote."

     The affirmative vote of the holders of a majority of the outstanding Aeroquip-Vickers common shares is required to adopt the merger agreement. The required vote of the shareholders on the merger agreement is based on the total number of Aeroquip-Vickers common shares outstanding as of the record date. THE FAILURE TO SUBMIT A PROXY CARD OR TO VOTE IN PERSON AT THE SPECIAL MEETING, THE ABSTENTION FROM VOTING BY A SHAREHOLDER AND BROKER NON-VOTES, THEREFORE, WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE ADOPTION OF THE MERGER AGREEMENT.

     Holders of Aeroquip-Vickers common shares on the record date who do not vote in favor of adopting the merger agreement and who otherwise comply with the applicable statutory procedures of Section 1701.85 of Ohio law will be entitled to dissenters' rights under Ohio law in connection with the merger. Shareholders of Aeroquip-Vickers who vote in favor of adopting the merger agreement, however, will thereby waive their dissenters' rights. See "The Merger -- Dissenters' Rights."

     The Board of Directors is not aware of any matters other than the adoption of the merger agreement set forth in the notice of special meeting of shareholders transmitted with this proxy statement that may be brought before the special meeting. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE SPECIAL MEETING, THE PERSONS NAMED IN THE ACCOMPANYING PROXY CARD WILL VOTE THE SHARES REPRESENTED BY ALL PROPERLY EXECUTED PROXIES ON SUCH MATTERS IN SUCH MANNER AS IS DETERMINED BY THE PROXY COMMITTEE. Members of the Proxy Committee are Messrs. Darryl F. Allen, Purdy Crawford and William R. Timken, Jr. of the Board of Directors.

PROXIES, REVOCATION OF PROXIES

     Because many of Aeroquip-Vickers' shareholders are unable to attend shareholders' meetings, the Board of Directors solicits proxies to give each shareholder an opportunity to vote on the proposal to adopt the merger agreement, which is set forth in this proxy statement. You are urged to read carefully the material in this proxy statement; specify your choice on the proposal by marking the appropriate box on the enclosed proxy card; and sign, date and return the card in the enclosed postage-paid envelope. If you do not specify a choice and the card is properly executed and returned, the shares will be voted by the Proxy Committee for the proposal to adopt the merger agreement. All Aeroquip-Vickers common shares that are represented at the special meeting by properly executed proxies received and not duly and timely revoked will be voted at the special meeting in accordance with the instructions contained in them; in the absence of any instructions, such shares will be voted "FOR" the adoption of the merger agreement.

     A proxy may be revoked prior to its being voted by: (a) delivering to the Secretary of Aeroquip-Vickers, at or before the special meeting, a written instrument bearing a later date than the proxy, which instrument, by its terms, revokes the proxy, (b) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Aeroquip-Vickers at or before the special meeting or (c) attending the special meeting and giving notice of revocation to the Secretary of Aeroquip-Vickers or in open meeting prior to the proxy being voted. Attendance at the special meeting without taking other affirmative action as aforementioned will not constitute a revocation of a proxy. Any written instrument revoking a proxy should be sent to:
Aeroquip-Vickers, Inc., 3000 Strayer, Maumee, Ohio 43537, Attention: Secretary.

     If a quorum is not obtained, or if fewer Aeroquip-Vickers common shares than the number required are voted in favor of adopting the merger agreement, it is expected that the special meeting will be postponed or adjourned in order to permit additional time for soliciting and obtaining additional proxies or votes. At any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the special meeting, except for any proxies that have been revoked or withdrawn. In the absence of a quorum, the special meeting may be adjourned from time to time by the holders of a majority of the shares represented at the special meeting in person or by proxy. Unless otherwise agreed to by Eaton and Aeroquip-Vickers, however, the special meeting may not be postponed beyond July 15, 1999.

     The obligations of Aeroquip-Vickers and Eaton to consummate the merger are subject to, among other things, the condition that the shareholders of Aeroquip-Vickers, by a majority vote, adopt the merger agreement. See "Certain Provisions of the Merger Agreement -- Conditions Precedent."

     YOU SHOULD NOT FORWARD ANY CERTIFICATES REPRESENTING COMMON SHARES WITH YOUR PROXY CARD. IF THE MERGER IS CONSUMMATED, CERTIFICATES SHOULD BE DELIVERED IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN A LETTER OF TRANSMITTAL, WHICH WILL BE SENT TO YOU PROMPTLY AFTER THE EFFECTIVE TIME OF THE MERGER.

SOLICITATION OF PROXIES

     Aeroquip-Vickers will pay all costs of soliciting proxies in the accompanying form from shareholders. In addition to soliciting proxies by mail, directors, officers and employees of Aeroquip-Vickers may solicit proxies by telephone, by telegram, or in person, but will not receive additional compensation for doing so. In addition, Aeroquip-Vickers has retained D. F. King & Co., Inc., 77 Water Street, New York, New York 10005, to assist Aeroquip-Vickers in the solicitation of proxies from brokerage firms and other custodians, nominees and fiduciaries. D. F. King & Co., Inc. will be paid a fee estimated at $10,000, plus reimbursement of expenses. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Aeroquip-Vickers common shares held of record by such persons, and Aeroquip-Vickers will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                   THE MERGER

     The discussion in this proxy statement of the merger and the principal terms of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, a copy of which is attached to this proxy statement as Annex A, and is incorporated herein by reference.

BACKGROUND OF THE MERGER

     During the third quarter of 1998, the Industrial & Mobile business of Vickers, Incorporated ("Vickers I & M") began to experience a significant reduction in demand for its products in certain industries as well as an unfavorable sales mix in the products it did sell. These developments were described in a press release issued by Aeroquip-Vickers on September 16, 1998. Aeroquip-Vickers' senior management thereafter initiated a detailed review of Vickers I & M in an effort to better understand the industry dynamics affecting Vickers I & M. Following this review, Aeroquip-Vickers' senior management concluded that Vickers I & M faced a number of operational challenges (including certain management issues) that would require substantial time and resources to properly address. As a consequence of this review, Aeroquip-Vickers' senior management began to consider various alternatives with respect to Vickers I & M, including a restructuring, a sale or other disposition of Vickers I & M.

     On October 22, 1998, a regularly scheduled meeting of the Board of Directors of Aeroquip-Vickers was held. At this meeting, the Board of Directors received a report from management concerning the challenges confronting Vickers I & M and certain of the alternatives available to Aeroquip-Vickers to address these challenges.

     On October 28, 1998 and in keeping with this strategy for Vickers I & M, a representative of Aeroquip-Vickers contacted a representative of Eaton to explore whether Eaton had any interest in the acquisition of, or a business combination involving, Vickers I & M. This initial contact brought about a dialogue between various representatives of Eaton and Aeroquip-Vickers. During the course of these discussions, Eaton indicated a desire to explore the acquisition of Vickers I & M as well as a desire to explore the acquisition of Aeroquip-Vickers in its entirety. As part of these discussions, Aeroquip-Vickers' representatives indicated that Aeroquip-Vickers was not for sale.

     These discussions culminated in a meeting between representatives of Eaton and Aeroquip-Vickers, which occurred at Aeroquip-Vickers' world headquarters on November 3, 1998. At this meeting, the representatives of Eaton and Aeroquip-Vickers discussed at length the acquisition of Vickers I & M by Eaton and the synergies that might result from such an acquisition. At the conclusion of this meeting, it was determined that Eaton would be permitted to conduct a due diligence investigation of Vickers I & M subject to Eaton's entry into a confidentiality and standstill agreement. Shortly thereafter, the respective legal counsels for Eaton and Aeroquip-Vickers negotiated the terms of a confidentiality and standstill agreement. That agreement was executed by Eaton and Aeroquip-Vickers on November 6, 1998.

     Over the course of the next month, Eaton performed a due diligence investigation of Vickers I & M. This investigation included on-site visits by Eaton representatives to a number of facilities operated by Vickers I & M. At the conclusion of this process, Mr. Stephen Hardis, Eaton's Chairman and Chief Executive Officer, telephoned Mr. Darryl Allen, Aeroquip-Vickers' Chairman and Chief Executive Officer, to arrange a meeting to discuss the results of Eaton's due diligence investigation of Vickers I & M.

     On December 8, 1998, Mr. Hardis and Mr. Allen met at Aeroquip-Vickers' world headquarters. At this meeting, Mr. Hardis indicated that, while Eaton continued to have an interest in acquiring Vickers I & M, Eaton was more interested in acquiring Aeroquip-Vickers as a whole. To that end, Mr. Hardis presented Mr. Allen with a non-binding, confidential written indication of interest providing for the acquisition of Aeroquip-Vickers by Eaton at a price of $50 per share payable in cash subject to a satisfactory due diligence investigation by Eaton. During this meeting, Mr. Hardis explained that Eaton was unwilling to participate in an auction process. In response, Mr. Allen indicated that, while Aeroquip-Vickers was not for sale, he would share Eaton's indication of interest with Aeroquip-Vickers' Board of Directors at its previously scheduled special meeting on December 10, 1998.

     On December 10, 1998, the Board of Directors of Aeroquip-Vickers held a special meeting at which representatives of Aeroquip-Vickers' outside legal counsel, and Morgan Stanley, Aeroquip-Vickers' financial advisor, attended. At this meeting, Aeroquip-Vickers' Board of Directors discussed the Eaton indication of interest at great length. At the conclusion of this discussion, the Board of Directors determined not to take any action at that time. Instead, the Board of Directors instructed Morgan Stanley to evaluate the Eaton indication of interest and called a special meeting to be held on December 18, 1998 to further consider the matter.

     On December 16, 1998, Mr. Allen met with the Chief Executive Officer of another company who had, on previous occasions, expressed an interest in pursuing a business combination with Aeroquip-Vickers. During this meeting, this Chief Executive Officer expressed an interest in pursuing a stock-for-stock merger between his company and Aeroquip-Vickers in a transaction in which shareholders of Aeroquip-Vickers would receive stock in the combined entity valued in the range of $40 per share.

     On December 18, 1998, Aeroquip-Vickers' Board of Directors held a special meeting to further discuss the Eaton indication of interest. This meeting was attended by representatives of Aeroquip-Vickers' outside legal counsel and Morgan Stanley and included presentations by legal counsel concerning the fiduciary duties of the Directors in considering the Eaton indication of interest and by Morgan Stanley regarding the merits of that indication from a financial point of view. Following these presentations, the Board of Directors engaged in an extensive discussion with respect to the Eaton indication of interest and the other strategic alternatives available to Aeroquip-Vickers, including pursuing the opportunity described in the immediately preceding paragraph. At the conclusion of this discussion, the Board of Directors instructed Mr. Allen to inform Eaton that, while Aeroquip-Vickers was not for sale and would continue to explore strategic alternatives for Vickers I & M, Aeroquip-Vickers would allow Eaton to conduct due diligence on the entire company. The Board of Directors further instructed Mr. Allen to inform Eaton that Aeroquip-Vickers would continue a dialogue with Eaton with respect to the possible acquisition of Aeroquip-Vickers by Eaton, but the Board of Directors believed that Eaton's proposed price was inadequate and would not entertain any proposal from Eaton unless Eaton raised its price significantly. Following the conclusion of this meeting, Mr. Allen telephoned Mr. Hardis to inform him of the Board of Directors' instructions.

     On December 22, 1998, Morgan Stanley was formally engaged by
Aeroquip-Vickers to act as its exclusive financial advisor in connection with the Eaton indication of interest or a potential business combination with a third party.

     Over the course of the next month, representatives of Eaton expanded its due diligence investigation to Aeroquip-Vickers in its entirety. This investigation included on-site visits by Eaton representatives to a number of additional facilities operated by Aeroquip-Vickers.

     On January 18, 1999, representatives of Morgan Stanley met with a representative of Eaton in Cleveland, Ohio to discuss the Eaton indication of interest and the synergies that could result from Eaton's acquisition of Aeroquip-Vickers.

     On January 22, 1999, a meeting was held in Cleveland, Ohio between Mr. Hardis, Mr. Allen, certain other senior managers from Eaton and Aeroquip-Vickers and a representative of Morgan Stanley. At this meeting, Mr. Hardis and Mr. Allen engaged in negotiations regarding the price that Eaton would be willing to pay for Aeroquip-Vickers. At the conclusion of this meeting, Mr. Hardis and Mr. Allen indicated that they would each recommend to their respective Board of Directors that Eaton acquire Aeroquip-Vickers at a price per share of $58 payable in cash subject to the preparation, negotiation and finalization of a definitive merger agreement.

     During the week that followed, Aeroquip-Vickers and its outside counsel, on the one hand, and Eaton and its outside counsel, on the other hand, negotiated the terms of a merger agreement.

     On January 27, 1999, the Board of Directors of Eaton held a regularly scheduled meeting. At this meeting, Eaton's Board of Directors considered the proposal to acquire Aeroquip-Vickers for a price of $58 per share payable in cash. At the conclusion of this meeting, Eaton's Board of Directors unanimously approved this proposal subject to the further negotiation and finalization of the draft merger agreement.

     On January 28, 1999, the Board of Directors of Aeroquip-Vickers held a regularly scheduled meeting. At this meeting, Mr. Allen updated the Directors on the status of negotiations with Eaton. Morgan Stanley representatives made a presentation to the Directors regarding valuation, including a review of the analyses employed by Morgan Stanley, and conveyed their preliminary oral opinion that the transaction would be fair to Aeroquip-Vickers' shareholders from a financial point of view. A representative of Aeroquip-Vickers' outside legal counsel discussed the Directors' fiduciary duties under Ohio law. Following these presentations, Aeroquip-Vickers' Board of Directors once again engaged in a lengthy discussion with respect to the Eaton proposal. At the conclusion of this meeting, the Board of Directors determined to postpone a decision on the Eaton proposal pending negotiation of, and its receipt and review of, the merger agreement.

     On January 30, 1999, a special telephonic meeting of the Board of Directors of Aeroquip-Vickers was held, the Directors having previously received a draft of the merger agreement. During this meeting, Mr. Allen reviewed the status of the negotiations with Eaton, and Aeroquip-Vickers' outside legal counsel reviewed the terms and conditions of the draft merger agreement (including, in particular, the provisions relating to the (a) ability of the Directors to consider other acquisition proposals should they arise and (b) the payment of a "break-up" fee to Eaton in certain circumstances) and the legal duties and responsibilities of the Directors in connection with the proposed transaction. Morgan Stanley provided its oral opinion (subsequently confirmed in writing) that, as of January 30, 1999, the merger consideration was fair, from a financial point of view, to the shareholders of Aeroquip-Vickers. Following further discussion, the Board of Directors unanimously approved the merger agreement, subject to finalization, and authorized the officers of Aeroquip-Vickers to execute it. On January 31, 1999, the merger agreement was finalized and executed. On February 1, 1999, a press release announcing the merger agreement was jointly issued by Eaton and Aeroquip-Vickers.

AEROQUIP-VICKERS' REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF
DIRECTORS

     THE BOARD OF DIRECTORS BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF AEROQUIP-VICKERS AND ITS SHAREHOLDERS, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

     In reaching its decision to approve the merger agreement, the Board of Directors consulted with its financial and legal advisors, and considered a variety of factors, including the following:

     - A review of the possible alternatives to a sale of Aeroquip-Vickers, including the prospects of continuing to operate Aeroquip-Vickers as an independent company, the value to shareholders of such alternatives and the timing and likelihood of achieving additional value from these alternatives, and the possibility that Aeroquip-Vickers' future performance might not lead to a stock price having a higher present value than the merger consideration.

     - The opinion of Morgan Stanley & Co. Incorporated, Aeroquip-Vickers' financial advisor, that the merger consideration is fair, from a financial point of view, to the holders of Aeroquip-Vickers common shares and the financial analyses conducted by Morgan Stanley in reaching its opinion, as described under "The Merger -- Opinion of Aeroquip-Vickers' Financial Advisor."

     - The amount of consideration offered to Aeroquip-Vickers' shareholders, which represents a premium of 82.5%, 86.4%, 82.1% and 74.4%, over the average Aeroquip-Vickers closing prices for the 30-day period, the 45-day period, the 60-day period and the 90-day period, respectively, preceding January 29, 1999 (the last trading day preceding the announcement of the merger), and a premium of approximately 22.7% over the average price at which Aeroquip-Vickers common shares have traded in the year preceding January 29, 1999.

     - The current and prospective environment in which Aeroquip-Vickers operates, including economic conditions and the competitive environment for the industries in which Aeroquip-Vickers operates generally, which led the Board of Directors to the view that a combined and larger company could better compete in an industry experiencing consolidation.

     - The Board of Directors' view that the terms of the merger agreement, as reviewed by the Board of Directors with its legal and financial advisors, are fair to Aeroquip-Vickers and its shareholders and give the Board of Directors the flexibility needed to comply with its fiduciary duties under Ohio law. See "Certain Provisions of the Merger Agreement -- Covenants -- No Solicitation" and "Certain Provisions of the Merger Agreement -- Additional Agreements -- Fees and Expenses."

     - The Board of Directors' knowledge of the business, operations, properties, assets, financial condition and operating results of Aeroquip-Vickers.

     - The opportunities created by the combination of Eaton's existing hydraulics business with Aeroquip-Vickers, allowing the combined company to supply complete product lines and global platforms.

     The Aeroquip-Vickers' Board of Directors also considered certain countervailing factors in its deliberations concerning the merger, including:

     - The potential disruption of Aeroquip-Vickers' business that might result from the announcement of the merger.

     - The possible difficulties of integrating the two companies' managements.

     - The uncertainty regarding shareholders', customers' and employees' perceptions of the merger.

     - The possibility that the merger may not be consummated.

     - The requirement under the merger agreement that Aeroquip-Vickers shareholders have an opportunity to vote on the merger agreement at the special meeting even if other proposals are received, and the required payment by Aeroquip-Vickers in certain circumstances of a termination fee under the merger agreement. See "Certain Provisions of the Merger Agreement -- Termination, Fees, Amendment and Waiver."

     The foregoing discussion of the information and factors discussed by the Board of Directors is not meant to be exhaustive but is believed to include all material factors considered by the Board of Directors. The Board of Directors did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the merger agreement and the merger are fair to and in the best interests of Aeroquip-Vickers and its shareholders. Rather, the Board of Directors viewed its position and recommendation as being based on the totality of the information presented to and considered by it. As a result of its consideration of the foregoing and other relevant considerations, the Board of Directors unanimously determined that the merger agreement and the merger are advisable to and in the best interests of Aeroquip-Vickers and its shareholders and approved the merger agreement. Accordingly, the Board of Directors unanimously recommends that shareholders vote "FOR" adoption of the merger agreement.

EFFECTS OF THE MERGER; MERGER CONSIDERATION

     The merger agreement provides, on the terms and subject to the conditions set forth therein, (a) for the merger of Eaton Industries into Aeroquip-Vickers with Aeroquip-Vickers surviving the merger as a wholly owned subsidiary of Eaton, and (b) that each Aeroquip-Vickers common share outstanding immediately prior to the effective time of the merger, other than shares owned by Eaton, Aeroquip-Vickers or shareholders, if any, who properly exercise their dissenters' rights under Ohio law, will be converted into the right to receive $58.00 in cash, without interest. The effective time of the merger will be at the time a certificate of merger is filed with the Ohio Secretary of State (or at such later time as specified in the certificate of merger), which is expected to occur within two business days (or, at Eaton's election, eleven calendar days) after the last of the conditions precedent to the merger set forth in the merger agreement has been satisfied or waived. See "Certain Provisions of the Merger Agreement -- Conditions Precedent."

     The merger will have the effects set forth under Ohio law. Specifically, at the effective time of the merger, all of the property, rights, privileges, powers and franchises of Aeroquip-Vickers and Eaton Industries will be vested in the surviving corporation, and all of the debts, liabilities and duties of Aeroquip-Vickers and Eaton Industries will become the debts, liabilities and duties of the surviving corporation.

     The directors of Eaton Industries immediately prior to the effective time of the merger will be the directors of the surviving corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of Aeroquip-Vickers immediately prior to the effective time of the merger will be the officers of the surviving corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

OPINION OF AEROQUIP-VICKERS' FINANCIAL ADVISOR

  Morgan Stanley Opinion

     In a letter agreement dated December 22, 1998, Aeroquip-Vickers engaged Morgan Stanley as its exclusive financial advisor in connection with the merger. Morgan Stanley was selected by Aeroquip-Vickers based on Morgan Stanley's qualifications, expertise and reputation. On January 28 and January 30, 1999, Morgan Stanley delivered to Aeroquip-Vickers' Board of Directors an oral opinion that, on and as of the date of such opinion, and based on assumptions made, procedures followed, matters considered, and limits of review, as set forth in the written confirmation of the opinion, the consideration to be received by the holders of Aeroquip-Vickers common shares pursuant to the merger agreement was fair from a financial point of view to such holders. This opinion was subsequently confirmed in a written opinion dated January 31, 1999.

     The full text of Morgan Stanley's opinion, dated January 31, 1999, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the review undertaken by Morgan Stanley in rendering its opinion, is attached as Appendix B to this proxy statement and incorporated herein by reference. Aeroquip-Vickers shareholders are urged to, and should, read Morgan Stanley's opinion carefully and in its entirety. Morgan Stanley's opinion is directed to the Board of Directors, addresses only the fairness of the consideration to be received by the holders of Aeroquip-Vickers common shares pursuant to the merger agreement from a financial point of view to the holders and does not address any other aspect of the merger or constitute a recommendation to any holder of Aeroquip-Vickers common shares as to how to vote at the special meeting. The following summary of Morgan Stanley's opinion is qualified in its entirety by reference to the full text of the opinion, attached as Appendix B to this proxy statement.

     In connection with rendering its opinion, Morgan Stanley, among other things:

     - reviewed certain publicly available financial statements and other information of Aeroquip-Vickers;

     - reviewed certain internal financial statements and other financial and operating data concerning Aeroquip-Vickers prepared by the management of Aeroquip-Vickers;

     - analyzed certain financial projections prepared by the management of Aeroquip-Vickers;

     - discussed the past and current operations and financial condition and the prospects of Aeroquip-Vickers with senior executives of Aeroquip-Vickers;

     - reviewed the reported prices and trading activity for Aeroquip-Vickers common shares;

     - compared the financial performance of Aeroquip-Vickers and the prices and trading activity of Aeroquip-Vickers common shares with that of certain other comparable publicly traded companies and their securities;

     - reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

     - reviewed the pro forma impact of the merger on Eaton's financial position;

     - participated in discussions and negotiations among representatives of Aeroquip-Vickers and Eaton;

     - reviewed the merger agreement; and

     - performed such other analyses and considered such other factors as Morgan Stanley has deemed appropriate.

     In rendering its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of rendering its opinion. With respect to the financial projections, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Aeroquip-Vickers. In addition, Morgan Stanley has assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Aeroquip-Vickers, nor was it furnished with any such appraisals. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date thereof.

     The following is a brief summary of the material analyses performed by Morgan Stanley in preparation of its opinion. Certain of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

     Historical Stock Price Performance. Morgan Stanley noted that $58 per share represented a 64.5% premium to the $35.25 closing price of Aeroquip-Vickers common shares on January 29, 1999, which was the last full trading day prior to the announcement of the merger agreement.

     Morgan Stanley reviewed the historical performance of Aeroquip-Vickers common shares based on a historical analysis of closing prices and trading volumes from the first trading day in January 1998 through January 25, 1999. Morgan Stanley also reviewed the historical trading performance as compared to its estimated earnings for the next year for the period January 25, 1998 through January 25, 1999. Earnings estimates were based on the Institutional Brokerage Estimate Service median. Morgan Stanley noted that the ten-year average price to forward earnings ratio was 12.3 times and the five-year average price to forward earnings ratio was 10.6 times.

     Morgan Stanley also reviewed the distribution of the closing prices of Aeroquip-Vickers common shares from January 1, 1993 through December 31, 1998. Morgan Stanley noted that 90.7% of the trading volume of Aeroquip-Vickers common shares during this period occurred at or below the merger consideration of $58 per share payable in cash.

                                PERCENTAGE OF SHARES TRADED AT OR BELOW
                                         SPECIFIED PRICE FROM
           PRICE                  JANUARY 1, 1993 - DECEMBER 31, 1998
           -----                ---------------------------------------
 $75                                             100.0%
 $70                                              99.6%
 $65                                              97.1%
 $60                                              93.5%
 $58                                              90.7%
 $55                                              84.0%
 $50                                              72.5%
 $45                                              63.7%
 $40                                              58.9%
 $35                                              42.6%
 $30                                              18.4%
 $25                                               1.6%
 $20                                               0.0%

     Discounted Cash Flow Analysis. Morgan Stanley analyzed certain financial projections prepared by the management of Aeroquip-Vickers for the fiscal years 1998 through 2004 and performed a discounted cash flow analysis of Aeroquip-Vickers based on these projections. Morgan Stanley discounted the unlevered free cash flows of Aeroquip-Vickers at a range of discount rates of 10.0% to 11.0%, representing an estimated weighted average cost of capital range for Aeroquip-Vickers, and terminal values based on a range of multiples of 5.0 --7.0 times estimated 2008 earnings before interest, taxes, depreciation and amortization, or EBITDA, to arrive at a range of present values for Aeroquip-Vickers. Such present values were then adjusted for Aeroquip-Vickers' debt (net of cash) and proceeds from the exercise of outstanding options to arrive at an equity value per share.

Based on this analysis, Morgan Stanley calculated values representing an equity value per Aeroquip-Vickers common share ranging from approximately $50 to $61.

     Morgan Stanley also analyzed certain financial projections prepared by a Morgan Stanley Dean Witter research analyst for the fiscal year 1999 and performed a discounted cash flow analysis of Aeroquip-Vickers based on those estimates. Morgan Stanley discounted the unlevered free cash flows of Aeroquip-Vickers at a range of discount rates of 10.0% to 11.0%, representing an estimated weighted average cost of capital range for Aeroquip-Vickers, and terminal values based on a range of multiples of 5.0 -- 7.0 times estimated 2008 EBITDA to arrive at a range of present values for Aeroquip-Vickers. Such present values were then adjusted for Aeroquip-Vickers' debt (net of cash) and proceeds from the exercise of outstanding options. Based on this analysis, Morgan Stanley calculated values representing equity value per Aeroquip-Vickers common share ranging from approximately $39 to $51.

     Comparable Company Analysis. Morgan Stanley reviewed the current valuation of publicly traded companies in the industrial and aerospace sectors considered to be comparable to Aeroquip-Vickers. Morgan Stanley reviewed measures of valuation including historical and projected price to earnings ratios, historical and projected price to cash flow ratios and historical and projected aggregate value to EBITDA ratios. Morgan Stanley observed price to the 1999 estimated earnings multiple mean of 12.5 times for comparable industrial publicly traded companies and 11.1 times for comparable aerospace publicly traded companies. Based on the forecast of 1999 earnings in management's projections, Morgan Stanley selected a multiple range of 11.0-12.5 times 1999 estimated earnings, which implied a range of equity value per share of Aeroquip-Vickers common stock between $42 and $48.

     No company utilized in the publicly traded comparable company analysis is identical to Aeroquip-Vickers. Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of either Aeroquip-Vickers or Eaton. Mathematical analysis (such as determining the mean or median) is not itself a meaningful method of using publicly traded comparable company data.

     Selected Precedent Acquisitions Analysis. Using publicly available information, Morgan Stanley reviewed recent precedent transactions that were considered to be comparable to the merger. Morgan Stanley reviewed publicly available financial information including the aggregate value to the latest twelve-month EBITDA. Morgan Stanley observed an aggregate value to latest twelve-month value EBITDA range of approximately 6.7-9.5 times and a mean of 8.0 times for the precedent transactions. Based on management's projections for 1998, and using a multiple range of 7.0-8.0 times 1998 EBITDA, a range of implied equity values per Aeroquip-Vickers common share was between $54 and $63.

     Leveraged Buyout Analysis. Morgan Stanley analyzed a scenario, using both management's projections and the research estimates, whereby Aeroquip-Vickers common shares would be purchased by a financial buyer at a price resulting in a five-year rate of return of approximately 30% and a five-year EBITDA exit multiple of 5.0-7.0 times. This analysis implied an equity price of $40 to $45 per share.

     Discounted Future Stock Price. Morgan Stanley evaluated the implied current share price by estimating the share price in 2000 based on a multiple of 2001 earnings of 9.0-10.0 times. It used 2001 earnings estimates based on both the research estimates and management's projections. The implied share price in 2000 was then discounted to a current price at an equity discount rate of 12%. This analysis implied a valuation of $30 to $48 per share.

     In connection with the review of the merger by the Board of Directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of delivering its opinion. While the foregoing summary describes the analyses and factors reviewed by Morgan Stanley in connection with its opinion, it does not purport to be a complete description of all the analyses performed by Morgan Stanley in arriving at its opinion.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all its analyses as a whole and did not attribute particular weight to any analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses or factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Aeroquip-Vickers. In rendering the Morgan Stanley opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction involving Aeroquip-Vickers, nor did it negotiate with any parties other than Eaton.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Aeroquip-Vickers and Eaton. Any estimates contained herein are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness of the consideration to be received by holders of Aeroquip-Vickers common shares pursuant to the merger agreement from a financial point of view to such holders and were conducted in connection with the delivery of Morgan Stanley's opinion. The analyses do not purport to be appraisals or to reflect the prices at which Aeroquip-Vickers might actually be sold. Morgan Stanley did not recommend the consideration to be received by Aeroquip-Vickers shareholders, or that any consideration to be received by Aeroquip-Vickers shareholders constituted the only appropriate consideration for the merger.

     In addition, Morgan Stanley's opinion and presentation to the Board of Directors was one of the many factors taken into consideration by the Board of Directors in making its determination to recommend approval of the merger. The Morgan Stanley analyses described above consequently should not be viewed as determinative of the opinion of the Board of Directors with respect to the consideration paid in connection with the merger or of whether the Board of Directors would have been willing to agree to a different consideration. The consideration to be paid by Eaton pursuant to the merger agreement was determined through arm's-length negotiations between Aeroquip-Vickers and Eaton and was approved by the Board of Directors.

     Aeroquip-Vickers engaged Morgan Stanley to advise it on strategic alternatives and to provide Morgan Stanley's opinion because of its experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the course of its market-making and other trading activities, Morgan Stanley and its affiliates may, from time to time, have a long or short position in, and buy and sell, securities of Aeroquip-Vickers or Eaton. As reflected on the most recently filed report as of February 28, 1999 pursuant to
Section 13(g) of the Securities Exchange Act of 1934, affiliates of Morgan Stanley owned, 3,856,424 Aeroquip-Vickers common shares. See "Security Ownership of Certain Beneficial Owners and Management." In the past, Morgan Stanley has performed financial advisory and financing services for both Eaton and Aeroquip-Vickers and has received customary fees for the provision of such services.

     Pursuant to the engagement letter between Morgan Stanley and Aeroquip-Vickers, upon the consummation of the merger, Morgan Stanley will receive a transaction fee for its services of $7.4 million. In addition, Morgan Stanley will be reimbursed for its expenses incurred in connection with the merger. Finally, Aeroquip-Vickers has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley, or any of its affiliates against certain liabilities and expenses, including liabilities under federal securities laws, related to or arising out of Morgan Stanley's engagement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Board of Directors with respect to the merger, shareholders of Aeroquip-Vickers should be aware that the directors and executive officers of Aeroquip-Vickers have certain interests in the merger that may be different from, or in addition to, shareholders of Aeroquip-Vickers. The Board of Directors was aware of these interests as they existed on January 30, 1999, and considered them, among other factors, in approving the merger agreement. These interests are summarized below.

     Interest in Common Shares, Options and Other Equity Interests. As of February 28, 1999, the executive officers and directors of Aeroquip-Vickers owned an aggregate of 230,037 Aeroquip-Vickers common shares. The aggregate consideration that would be received in the merger by the executive officers and directors of Aeroquip-Vickers in respect of such shares would be $13,342,146. As of February 28, 1999, the executive officers and directors of Aeroquip-Vickers also owned an aggregate of 628,233 stock options to purchase Aeroquip-Vickers common shares. By resolutions of the Board of Directors adopted in January 1998 and January 1999, upon the initial filing of this proxy statement on February 12, 1999, all unvested outstanding stock options granted by Aeroquip-Vickers vested and the restrictions on all shares of restricted stock granted by Aeroquip-Vickers lapsed. Further, upon the consummation of the merger all holders of stock units granted by Aeroquip-Vickers will be entitled to receive an amount in cash equal to the merger consideration in exchange for each stock unit. The aggregate consideration that would be received in the merger by the executive officers and directors of Aeroquip-Vickers in respect of such stock units, options (net of the aggregate exercise price) and restricted stock would be $12,195,163. The aggregate consideration that would be received in the merger by all of the executive officers of Aeroquip-Vickers following the vesting of their stock options (net of the aggregate exercise price) would be as follows:

    -    Darryl F. Allen          --     $4,846,250
    -    William R. Ammann        --     $1,674,875
    -    Lawrence R. Deininger    --     $  300,344
    -    Grant T. Hollett, Jr.    --     $  243,969
    -    James E. Kline           --     $  428,534
    -    Edward J. Neiheisel      --     $  339,625
    -    James M. Oathout         --     $  398,688
    -    Gregory R. Papp          --     $  209,531
    -    David M. Risley          --     $1,071,125
    -    Howard M. Selland        --     $1,447,188
    -    Philip G. Simonds        --     $  247,844

     The aggregate consideration that would be received in the merger by each of the following non-employee directors following the vesting of restricted stock awards and stock options (including the cashing out of stock units) would be as follows:

    -    Virgis W. Colbert        --     $ 11,794
    -    Purdy Crawford           --     $153,442
    -    Joseph C. Farrell        --     $ 90,597
    -    David R. Goode           --     $258,142
    -    Paul A. Ormond           --     $ 68,267
    -    John P. Reilly           --     $134,913
    -    W.R. Timken, Jr          --     $270,038

     Change in Control Agreements. The initial filing of the proxy statement on February 12, 1999 constituted a change in control of Aeroquip-Vickers under compensation agreements and arrangements between Aeroquip-Vickers and all of its executive officers.

     - Aeroquip-Vickers has entered into change in control agreements with Darryl F. Allen, William R. Ammann, James E. Kline, David M. Risley, Howard M. Selland and each of its other executive officers. These agreements are designed primarily to aid in ensuring continued management in the event of an actual or threatened change in control (as defined in the agreements) of Aeroquip-Vickers. The agreements provide that in the event an executive officer is terminated by Aeroquip-Vickers other than upon his death, disability or for cause (as defined in the agreements) within three years after a change in control or if he resigns within a period between six months and two years following a change in control for the constructive termination reasons set forth in such agreements relating to changed circumstances, he would be entitled to: (a) a lump sum payment equal to two years' (or, in the case of Mr. Allen, three years') salary and incentive compensation under the Aeroquip-Vickers Annual Executive Incentive Compensation Plan (based on an average of his highest compensation in two of the previous five years), (b) a contribution by Aeroquip-Vickers to the executive's retirement savings plans account in an amount equal to two times (or, in the case of Mr. Allen, three times) Aeroquip-Vickers' average aggregate contribution to the executive's account in the savings plans for the previous three years, and (c) continued participation in Aeroquip-Vickers' welfare-benefit plans for two years (or, in the case of Mr. Allen, three years). In June 1998, each of these agreements was amended to provide for a one-year non-competition period. In connection with the execution of the merger agreement, one executive officer's agreement was amended to provide for payment of his change in control benefits described in the previous paragraph under specified circumstances in the event of his death. Certain other executive officers' agreements were amended to provide that if they are terminated or resign after a change in control, then (a) between the date of termination or resignation and the date on which they reach the age of 55, they would be eligible for continued health care coverage from Aeroquip-Vickers as if they were active employees and (b) upon attaining age 55, they would be entitled to retiree health care coverage from Aeroquip-Vickers.

     - In connection with the execution of the merger agreement, Aeroquip-Vickers has amended the change in control agreements, with Messrs. Ammann, Kline and Risley, pursuant to which each executive will continue to be employed through December 31, 1999 unless earlier terminated for cause. During 1999, each executive will be compensated with an annual salary not less than his salary in effect at the effective time of the merger, as well as receive a minimum bonus of $200,000 for 1999 and will receive a profit sharing contribution for 1999 under the Aeroquip-Vickers savings plans calculated at 15% of his 1999 annual base and incentive compensation, excluding any imputed income. Each executive will also receive (a) an automobile allowance of $15,000 per calendar year through December 31, 2001, and (b) through age 65, coverage under health, dental and prescription drug plans, life insurance at twice each executive's 1999 salary, disability insurance and annual investment, tax and estate planning counseling (not to exceed $20,000). In addition, each executive will receive a lump sum cash payment equal to certain of his unused vacation pay and, upon resignation or termination, will be reimbursed for outplacement services to assist him in obtaining employment or, at the executive's option, receive $40,000 in lieu of this reimbursement. Each executive may also obtain retiree health benefits from Aeroquip-Vickers for himself and his spouse upon attaining age 65 and has the option to defer bonus and certain other payments pursuant to the Aeroquip-Vickers Voluntary Deferred Compensation Plan. If any of these executives resigns voluntarily prior to January 1, 2000, they will not receive the payments and benefits under the change in control agreements. After January 1, 2000, the executives may resign for any or no reason and will receive their change in control benefits and the payments and benefits discussed above. In the event of the death of an executive before resignation, his beneficiary will receive the change in control payments and benefits discussed above.

     - On March 5, 1999, pursuant to discussions which commenced prior to execution of the merger agreement, Mr. Allen and Eaton entered into an employment agreement that provides that Mr. Allen will become an employee of Eaton for a one-year period effective upon consummation of the merger. The one-year period may be extended by agreement of Mr. Allen and Eaton. During his employment, Mr. Allen will be an officer of Eaton acting as a special adviser to the Chairman of Eaton, and will receive an annualized base salary of $500,000 and an annual bonus of $250,000. Following his employment term, Mr. Allen will retire and become a consultant to Eaton for four years with an annual consulting fee of $250,000. Upon the effective time of the merger, Eaton shall grant to Mr. Allen a fair market value stock option for 50,000 shares of Eaton common stock. Such option will vest six months following the date of grant, and will remain exercisable to the extent vested until ten years from the date of grant. Mr. Allen has also agreed to not compete with Eaton during the five-year period following the effective time of the consummation of the merger.

     - On March 5, 1999, pursuant to discussions which commenced prior to execution of the merger agreement, Aeroquip-Vickers and Mr. Allen amended Mr. Allen's change in control agreement to provide for payment of severance benefits upon consummation of the merger. Mr. Allen will receive a lump sum payment of $4,342,050, which equals three years' salary and incentive compensation under the Aeroquip-Vickers Annual Executive Incentive Compensation Plan (based upon an average of his highest compensation in two of the previous five years). In addition, Aeroquip-Vickers will contribute $642,576 to Mr. Allen's account in the retirement savings plans, which represents three times Aeroquip-Vickers' average aggregate contribution to his account in the saving plans for the previous three calendar years.

     - Mr. Selland and Eaton are currently in discussions with respect to Mr. Selland serving as an officer of Eaton with the status of Senior Vice President following the merger. That position would include compensation generally similar to that of an Eaton Senior Vice President in addition to an incentive for Mr. Selland not to terminate his employment under the terms of his change in control agreement.

     Consulting Agreements. Aeroquip-Vickers has entered into consulting agreements with Messrs. Ammann, Kline and Risley. These agreements are effective on the later of January 1, 2000, or the date of each executive's resignation, and retain these executives as consultants until December 31, 2004. During this period, in exchange for up to 250 hours per year of consulting services, each executive is entitled to a yearly lump sum payment of $50,000.

     Voluntary Deferred Compensation Plan. Aeroquip-Vickers has amended and restated, effective March 1, 1999, its Voluntary Deferred Compensation Plan to provide that change in control payments may be deferred by executives into their accounts in the Plan. The accounts will earn interest until distributed in a lump sum or in installments at two percentage points in excess of the Moody's Corporate Bond Yield Average, determined on the last day of each calendar quarter.

     Supplemental Benefit Plan. Aeroquip-Vickers has amended and restated, effective March 1, 1999, its Supplemental Benefit Plan to provide that payments under the Plan may be deferred by executives beyond his termination of employment following a change in control. The executive's accounts will earn interest until distributed in a lump sum or in installments at two percentage points in excess of the Moody's Corporate Bond Yield Average, determined on the last day of each calendar quarter. The accrued benefits under the Plan of Messrs. Allen and Ammann are partially funded through the collateral assignment of split-dollar life insurance policies owned by the executives. Pursuant to split dollar assignment insurance agreements, as a result of the change in control, Aeroquip-Vickers will release a portion of its interest in the policies to the executives sufficient to provide life insurance coverage for each executive's lifetime in an amount equal to such executive's benefit under the Supplemental Benefit Plan. The release will be in the amount of $311,347 for Mr. Allen and $299,759 for Mr. Ammann. In addition, Aeroquip-Vickers will pay additional compensation in the amount of $254,738 to Mr. Allen and $245,257 to Mr. Ammann to pay additional income taxes attributable to both the release and the additional compensation. Aeroquip-Vickers and the executives will enter into termination agreements pursuant to which each executive will own his insurance policy free of any interest by Aeroquip-Vickers, and the executive's benefit under the Supplemental Benefit Plan will be reduced by $872,866 in the case of Mr. Allen and by $402,833 in the case of Mr. Ammann.

     Director Charitable Plan. In connection with the merger, Aeroquip-Vickers' Charitable Award Program was amended to eliminate the requirement that a non-employee director serve for five years before charitable awards would be granted to charities of his choice pursuant to the program.

     Indemnification and Insurance. The merger agreement requires the surviving corporation to continue to provide, for a period of six years after the merger, indemnification to current and former directors and officers of Aeroquip-Vickers and its subsidiaries for actions based on matters and events occurring prior to the merger to the same extent as currently provided in the applicable charter documents of Aeroquip-Vickers. Eaton has agreed to guarantee these indemnification obligations of the surviving corporation. The merger agreement requires Eaton to provide to the current and former officers and directors of Aeroquip-Vickers, for a period of six years after the merger, director and officer liability insurance (including through self insurance) substantially similar to such insurance currently provided by Aeroquip-Vickers.

     Charitable Foundation. For a period of two years after the effective time of the merger, Eaton will, subject to applicable law, ensure that the current trustees of the Aeroquip-Vickers Foundation, Messrs. Allen, Ammann, Kline and Risley, will retain their positions as trustees and will retain those powers and duties that are specified in the regulations of the foundation. Notwithstanding the foregoing, during such period, the trustees will be permitted to use or distribute only up to $1 million from the foundation. The trustees will administer the foundation in the ordinary course consistent with its history of grant making and will consult with Eaton in the event they wish to make grants that are not so consistent.

ACCOUNTING TREATMENT

     The merger will be accounted for by Eaton as a "purchase" in accordance with generally accepted accounting principles. Consequently, the aggregate consideration paid by Eaton in connection with the merger will be allocated to Aeroquip-Vickers' assets and liabilities based upon their fair values, with any excess being treated as goodwill.

REGULATORY MATTERS

     Eaton and Aeroquip-Vickers must comply with certain federal, state and foreign regulatory requirements before the merger is consummated. Aeroquip-Vickers and Eaton are not aware of any other material governmental consents or approvals that are required prior to the parties' consummation of the merger other than those described below. It is presently contemplated that if such additional governmental consents and approvals are required, such consents and approvals will be sought. There can be no assurance, however, that any such additional consents or approvals will be obtained.

     HSR Act. The consummation of the merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder, which provide that certain acquisition transactions may not be consummated until certain information has been furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and until certain waiting periods have been terminated or have expired. Eaton and Aeroquip-Vickers were, therefore, required to file Notification and Report Forms, which were filed with the Antitrust Division and the FTC on February 4, 1999 and February 3, 1999, respectively. The waiting period under the HSR Act expired at 11:59 p.m. March 6, 1999.

     The expiration or termination of the Hart-Scott-Rodino waiting period does not preclude the Antitrust Division, the FTC or any state from challenging the merger on antitrust grounds either before or after the waiting period has expired or been terminated. Accordingly, at any time before or after the effective time of the merger, the Antitrust Division, the FTC or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, or certain other persons, including private parties, could take action under the antitrust laws. Such action could include seeking to enjoin the merger. Based on information available to them, Eaton and Aeroquip-Vickers believe the merger can be effected in compliance with federal and state antitrust laws. There can be no assurance, however, that a challenge to the merger will not be made or that, if such a challenge is made, Eaton and Aeroquip-Vickers will prevail.

     Injunctions. The obligations of Eaton and Aeroquip-Vickers to consummate the merger are subject to the condition that there be no preliminary or permanent injunction or other order by any court or governmental or regulatory authority of competent jurisdiction, including any state governmental or regulatory authorities, prohibiting consummation of the merger or limiting the ownership or operation by Eaton, Aeroquip-Vickers or any of their respective subsidiaries of any material portion of the business or assets of Eaton or Aeroquip-Vickers.

     Foreign Regulatory Filings. Under Regulation (EEC) No. 4064/89 of the Council of the European Union, the merger may not be consummated until the Commission of the European Communities has granted its approval of the merger. The requisite notification was filed with respect to the merger with the Commission on March 1, 1999. The deadline for the Commission to end the first phase of its review is April 8, 1999. If the Commission has serious doubts as to the merger's compatibility with the common market, then it would initiate a Phase II investigation. If it initiates a Phase II investigation, the Commission must make a final decision as to whether or not the merger is compatible with the common market no later than four months after the initiation of the Phase II investigation. If no Phase II investigation is initiated, the Commission will issue a decision that the merger is compatible with the common market prior to April 8, 1999, and if no decision is issued within that time period, the merger will be deemed to have been approved. Within three weeks from notification (by March 22, 1999) one or more Member States of the EU may request that the Commission refer all or part of the merger back to the Member State(s) concerned for investigation under the antitrust laws of the requesting Member State(s), or where the parties offer commitments to the Commission during its preliminary investigation to remedy any antitrust concerns.

     Eaton and Aeroquip-Vickers believe that the proposed merger is compatible with the common market under EC Council Regulation 4064/89, as amended. Nevertheless, there can be no assurance that either (i) a Phase II investigation will not be initiated or, if initiated, what the outcome of such an investigation would be, or (ii) a challenge to the proposed merger on the grounds that the proposed merger is not compatible with the common market will not be made or, if a challenge is made, what the result will be.

     Eaton and Aeroquip-Vickers are not aware of any other foreign governmental approvals or actions that may be required for consummation of the merger. However, Eaton and Aeroquip-Vickers conduct operations in a number of foreign countries, some of which have voluntary and post-merger notification systems. Eaton and Aeroquip-Vickers are currently in the process or reviewing whether other approvals or actions may be required or desirable in such other jurisdictions. Should any other approval or action be required, Eaton and Aeroquip-Vickers currently contemplate that such approval or action would be sought. The failure to make any such filings or to obtain any such approvals is not anticipated to have a material effect on the merger or the combined company.

     Other Consents. Notice of the merger will be given by Eaton and Aeroquip-Vickers to the State Department, Office of Defense Trade Controls pursuant to the International Traffic in Arms Regulations at least five days before the consummation of the merger. In addition, upon the execution of the merger agreement, Aeroquip-Vickers was required to make an initial filing known as a General Information Notice to the New Jersey Department of Environmental Protection pursuant to the Industrial Site Recovery Act. Aeroquip-Vickers will obtain one of the following: (i) an approval by the New Jersey Department of Environmental Protection of Aeroquip-Vickers' Negative Declaration Affidavit or Expedited Review Application, (ii) the New Jersey Department of Environmental Protection approval of Aeroquip-Vickers' Remedial Action Workplan, or (iii) a Remediation Agreement from the New Jersey Department of Environmental Protection authorizing the merger prior to Aeroquip-Vickers' completion of the steps necessary to comply with the provisions of the Industrial Site Recovery Act.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion describes certain United States federal income tax consequences relevant to the merger. The discussion is based on the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, rulings, administrative pronouncements and judicial decisions, changes to which could materially affect the tax consequences described herein and could be made on a retroactive basis.

     The receipt of cash in exchange for Aeroquip-Vickers common shares pursuant to the merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign income and other tax laws. The tax consequences of such receipt may vary depending upon, among other things, the particular circumstances of the shareholder. In general, a shareholder will recognize a gain or a loss for federal income tax purposes equal to the difference between the adjusted tax basis of his or her Aeroquip-Vickers common shares and the amount of cash received in exchange therefor in the merger. Such gain or loss generally will be
(a) calculated separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) sold or exchanged pursuant to the merger, (b) a capital gain or loss if the Aeroquip-Vickers common shares are a capital asset in the hands of the shareholder and (c) a long-term gain or loss if the holding period for the Aeroquip-Vickers common shares is more than one year at the effective time of the merger.

     The receipt of cash by a shareholder of Aeroquip-Vickers pursuant to the merger may be subject to backup withholding at the rate of 31% unless the shareholder provides a certified taxpayer identification number on Form W-9 and otherwise complies with the backup withholding rules or demonstrates that it is exempt from backup withholding. Backup withholding is not an additional tax; any amounts withheld may be credited against the federal income tax liability of the shareholder subject to the withholding.

     The foregoing discussion does not address all aspects of federal income taxation that may be relevant to a shareholder and may not apply to shareholders
(a) who acquired their Aeroquip-Vickers common shares pursuant to the exercise of employee stock options or other compensation arrangements with Aeroquip-Vickers, (b) who are not citizens or residents of the United States,
(c) who perfect their dissenters' rights or (d) who are subject to special tax treatment under the Internal Revenue Code (such as dealers in securities, insurance companies, other financial institutions, regulated investment companies, shareholders who hold their shares as part of a hedge, straddle, or conversion transaction, and tax-exempt entities).

     THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. DUE TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX

CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX LAWS OR FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO INCOME TAX.

DISSENTERS' RIGHTS

     Holders of Aeroquip-Vickers common shares who so desire are entitled to relief as dissenting shareholders under Ohio Revised Code Section 1701.85. An Aeroquip-Vickers shareholder will be entitled to such relief, however, only if such shareholder complies strictly with all of the procedural and other requirements of Section 1701.85. The following summary is qualified in its entirety by reference to Section 1701.85, a copy of which is attached hereto as Annex C.

     A holder of Aeroquip-Vickers common shares who wishes to perfect his or her rights as a dissenting shareholder in the event the merger is approved:

     - must have been a record holder on March 5, 1999 of the Aeroquip-Vickers common shares as to which such shareholder seeks relief;

     - must not have voted his or her Aeroquip-Vickers common shares in favor of the adoption of the merger agreement; and

     - must deliver to Aeroquip-Vickers, not later than ten days after approval of the merger at the special meeting, a written demand for payment of the fair cash value of the Aeroquip-Vickers common shares as to which such shareholder seeks relief. Such written demand must state the shareholder's name, address, number of Aeroquip-Vickers common shares as to which such shareholder seeks relief and the amount claimed as the fair cash value thereof.

     A vote against the adoption of the merger agreement will not satisfy the requirements of a written demand for payment. Any written demand for payment should be mailed or delivered to Aeroquip-Vickers, Inc., 3000 Strayer, Maumee, Ohio 43537, Attention: Secretary. Because the written demand must be delivered to Aeroquip-Vickers within the ten-day period following approval of the merger at the special meeting, it is recommended, although not required, that a shareholder using the mail should use certified or registered mail, return receipt requested, to confirm that such shareholder has made a timely delivery.

     If Aeroquip-Vickers sends the dissenting shareholder, at the address specified in his or her demand, a request for the certificate(s) representing his or her shares, such dissenting shareholder must deliver the certificate(s) to Aeroquip-Vickers within 15 days of its sending such request. Aeroquip-Vickers may endorse the certificate(s) with a legend to the effect that the shareholder has demanded the fair cash value of the shares represented by the certificate(s). Failure to deliver the certificate(s) within 15 days of Aeroquip-Vickers' request terminates the shareholder's rights as a dissenting shareholder. Aeroquip-Vickers must notify the shareholder of its election to terminate the shareholder's rights as a dissenting shareholder within 20 days after the lapse of the 15 day period.

     Unless the dissenting shareholder agrees on the fair cash value per Aeroquip-Vickers common share, the shareholder may, within three months after the service of the written demand by the shareholder, file a petition in the Court of Common Pleas of Lucas County, Ohio. If the court finds that the shareholder is entitled to be paid the fair cash value of any Aeroquip-Vickers common shares, the court may appoint one or more appraisers to receive evidence and to recommend a decision on the amount of the fair cash value.

     Fair cash value: (a) will be determined as of the day prior to the Aeroquip-Vickers special meeting, (b) will be the amount a willing seller and willing buyer would accept or pay without being under compulsion to sell or buy,
(c) will not exceed the amount specified in the shareholder's written demand, and (d) will exclude any appreciation or depreciation in market value resulting from the merger. The court will make a finding as to the fair cash value of an Aeroquip-Vickers common share and render judgment against Aeroquip-Vickers for its payment with interest at such rate and from such date as the court considers equitable. The costs of proceedings will be assessed or apportioned as the court considers equitable.

     The rights of any dissenting shareholder will terminate if (a) the dissenting shareholder has not complied with Section 1701.85, unless Aeroquip-Vickers, by its Board of Directors, waives such failure, (b) Aeroquip-Vickers abandons or is finally enjoined or prevented from carrying out, or the shareholders of Aeroquip-Vickers rescind their approval and adoption of, the merger agreement, (c) the dissenting shareholder withdraws his or her written demand, with the consent of Aeroquip-Vickers, by its Board of Directors, or

(d) Aeroquip-Vickers and the dissenting shareholder have not agreed upon the fair cash value per Aeroquip-Vickers common share and neither has timely filed or joined in a petition in an appropriate court for a determination of the fair cash value of an Aeroquip-Vickers common share.

     Because a proxy card returned to Aeroquip-Vickers that does not contain voting instructions will be voted for adoption of the merger agreement, an Aeroquip-Vickers shareholder who wishes to exercise dissenters' rights must either not sign and return his or her proxy card or if he or she signs and returns his or her proxy card, check the appropriate box on the proxy card to either vote against or to abstain from voting on the adoption of the merger agreement.

                              CERTAIN PROJECTIONS

     During the course of discussions between Aeroquip-Vickers and Eaton, which led to the execution of the merger agreement, Aeroquip-Vickers provided Eaton and Morgan Stanley with certain non-public business and financial information about Aeroquip-Vickers. The information included a profit and loss statement for Aeroquip-Vickers that projected, for the fiscal year ended 1999, (a) sales of approximately $2.313 billion, (b) operating income of approximately $227 million, (c) net income of approximately $120 million, and (d) earnings per share of approximately $4.36.

     Aeroquip-Vickers does not, as a matter of course, make public any projections as to future performance or earnings, and the projections set forth above are included in this Proxy Statement only because the information was provided by Aeroquip-Vickers to Eaton and Morgan Stanley. These forecasts were not prepared with a view to public disclosure or compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections and are included herein only because they were provided to Eaton and Morgan Stanley. Eaton and Morgan Stanley assume no responsibility for the accuracy of these forecasts. While presented with numerical specificity, these forecasts are based upon a variety of assumptions (not all of which were stated therein and not all of which were provided to Eaton) relating to the businesses of Aeroquip-Vickers which may not be realized and are subject to significant financial, market, economic and competitive uncertainties and contingencies that are difficult or impossible to predict accurately, many of which are beyond the control of Aeroquip-Vickers and Eaton. There can be no assurance that the forecasts will be realized, and actual results may vary materially from those shown. The inclusion of the projections should not be regarded as a representation by Eaton, Morgan Stanley, Aeroquip-Vickers or any of their affiliates or representatives that the projected results will be achieved.

                   CERTAIN PROVISIONS OF THE MERGER AGREEMENT

     This section of the proxy statement describes material provisions of the merger agreement. The description of the merger agreement contained in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated herein by reference. You are urged to review the merger agreement carefully and in its entirety.

GENERAL

     Pursuant to the merger agreement, at the effective time of the merger, Eaton Industries will merge into Aeroquip-Vickers, and Eaton Industries will cease to exist. Following the effective time of the merger, Aeroquip-Vickers will be the surviving corporation and a wholly owned subsidiary of Eaton.

MERGER CONSIDERATION

     At the effective time of the merger, by virtue of the merger and without any action on the part of any shareholder, each issued and outstanding Aeroquip-Vickers common share held by Aeroquip-Vickers shareholders will be converted into the right to receive $58.00 in cash, without interest, except for shares canceled and shares as to which dissenters' rights are perfected by a dissenting shareholder.

     All Aeroquip-Vickers common shares held as treasury shares automatically will be canceled and retired at the effective time of the merger and will cease to exist. No consideration will be delivered in exchange for these shares. Each Aeroquip-Vickers common share, if any, that is owned by a subsidiary of Eaton (other than Eaton Industries) or a subsidiary of Aeroquip-Vickers will remain outstanding.

     As of the effective time of the merger, all Aeroquip-Vickers common shares will no longer be outstanding, will automatically be canceled and retired and will cease to exist. Each holder of Aeroquip-Vickers common shares will cease to have any rights with respect to those shares, except the right to receive the merger consideration in accordance with the terms of the merger agreement.

     As of the effective time of the merger, each share of Eaton Industries issued and outstanding immediately prior to the effective time of the merger will be converted into one fully paid and nonassessable common share of the surviving corporation.

     No dissenting shareholder will be entitled to any portion of the merger consideration or other distributions unless and until the dissenting shareholder fails to perfect or otherwise effectively withdraws or loses his or her dissenters' rights under Ohio law. Aeroquip-Vickers common shares as to which dissenters' rights have been exercised will be treated in accordance with
Section 1701.85 of Ohio law. If any person, who otherwise would be deemed a dissenting shareholder, fails to properly perfect or effectively loses the right to dissent with respect to any Aeroquip-Vickers common shares, those shares will be treated as though they had been converted as of the effective date of the merger into the right to receive the merger consideration. See "The
Merger -- Dissenters' Rights."

TREATMENT OF EQUITY PLANS

  Stock Options. At the effective time of the merger, each holder of an outstanding option to purchase Aeroquip-Vickers common shares issued pursuant to Aeroquip-Vickers' 1998 Stock Incentive Plan, Aeroquip-Vickers' 1994 Stock Incentive Plan, as amended, Aeroquip-Vickers' 1987 Stock Option Plan, as amended, and Aeroquip-Vickers' Non-Employee Directors' Stock Award Plan, as amended, whether or not then exercisable, will be entitled to receive, in settlement thereof, for each share subject to such option an amount in cash, subject to any applicable withholding tax, equal to the difference between $58 and the per share exercise price of such option to the extent such difference is a positive number, such amount being hereinafter referred to as, the option consideration. At the effective time of the merger, the Aeroquip-Vickers options will be canceled. The payment of these amounts will be made by the surviving corporation or Eaton within one business day following the effective time of the merger, provided that Aeroquip-Vickers has previously delivered a list of these amounts.

  Treatment of Restricted Stock. At the effective time of the merger, each outstanding Aeroquip-Vickers common share awarded under the 1989 Non-Employee Director Equity Plan, which is still subject to forfeiture under the terms of this plan, will vest and no longer be subject to restrictions. These shares will be canceled and converted into the right to receive an amount in cash equal to $58.

  Treatment of Stock Units and Stock Awards. At the effective time of the merger, each holder of any outstanding stock award granted under the Aeroquip-Vickers' Non-Employee Directors' Stock Award Plan, whether or not deferred or vested, will be entitled to receive for each Aeroquip-Vickers common share represented by the stock award, in settlement thereof, an amount in cash equal to $58. In addition, each holder of any stock units credited pursuant to Aeroquip-Vickers' Directors' Retirement Plan or Aeroquip-Vickers' Plan for Optional Deferment of Directors' Fees will be entitled to receive, for each stock unit, in settlement thereof, an amount in cash equal to $58. The payment of these amounts will be made by the surviving corporation or Eaton within one business day following the effective time of the merger, provided that Aeroquip-Vickers has previously delivered a list of these amounts.

  Termination of Plans. Aeroquip-Vickers agrees to use its reasonable efforts to obtain all necessary consents or releases from holders of Aeroquip-Vickers stock options, restricted shares, stock units or stock awards under each of the equity plans described in this "Treatment of Equity Plans" section to provide for and give effect to the transactions contemplated by this section. Except as otherwise agreed to in writing by Eaton and Aeroquip-Vickers, each of the equity plans described in this section will terminate as of the effective time of the merger, and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital shares of Aeroquip-Vickers or any subsidiary thereof will be canceled as of the effective time of the merger. Moreover, Aeroquip-Vickers will use its reasonable efforts to ensure that, following the effective time of the merger, no participant in these equity plans, or other plans, programs or arrangements, will have any right under the equity plans to acquire equity securities of Aeroquip-Vickers, the surviving corporation or any subsidiary thereof.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains customary representations and warranties by Aeroquip-Vickers, Eaton and Eaton Industries relating to, among other things:

     - the corporate organization, standing and power of each of Aeroquip-Vickers, Eaton and Eaton Industries;

     - the subsidiaries of Aeroquip-Vickers;

     - the capital structure of Aeroquip-Vickers;

     - each of Aeroquip-Vickers', Eaton's and Eaton Industries' authority to enter, and noncontravention of certain agreements and documents upon entrance, into the merger agreement;

     - documents filed by Aeroquip-Vickers with the Securities and Exchange Commission and other regulatory entities and the accuracy of information contained therein;

     - the absence of certain material changes or events with respect to Aeroquip-Vickers since September 30, 1998;

     - Aeroquip-Vickers' compliance with applicable laws and litigation;

     - matters relating to Aeroquip-Vickers' compliance with the Employee Retirement Income Security Act of 1974, as amended;

     - Aeroquip-Vickers' tax matters;

     - the vote required by the shareholders of Aeroquip-Vickers in connection with the merger agreement;

     - Aeroquip-Vickers' satisfaction of Ohio state takeover statutes;

     - Aeroquip-Vickers' and Eaton's engagement of and payment of fees to brokers, investment bankers, finders and financial advisors in connection with the merger agreement;

     - the financial ability of Eaton to consummate the transactions contemplated by the merger agreement;

     - environmental matters affecting Aeroquip-Vickers;

     - the amendment of Aeroquip-Vickers' shareholder rights plan;

     - the preparation of this proxy statement;

     - certain material contracts and noncompetition agreements of Aeroquip-Vickers;

     - intellectual property matters of Aeroquip-Vickers, including efforts to resolve any "Year 2000" computer problems;

     - the opinion of Morgan Stanley;

     - labor agreements and material labor disputes of Aeroquip-Vickers; and

     - material product recalls by Aeroquip-Vickers.

COVENANTS

     Conduct of Business. Pursuant to the merger agreement, Aeroquip-Vickers has agreed that, except as consented to by Eaton, during the period from the date of the merger agreement to its effective time, Aeroquip-Vickers will carry on its business in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations. To the extent consistent with the previous sentence, Aeroquip-Vickers will use all reasonable efforts to keep the services of its current officers and other key employees available and preserve its relationships with those persons having business dealings with Aeroquip-Vickers.

     The merger agreement provides that Aeroquip-Vickers and its subsidiaries will not, among other things and with some exceptions:

     - declare or pay dividends or recapitalize or redeem its capital shares;

     - issue, sell or encumber any shares of capital stock or options to acquire any shares of such capital stock;

     - amend its organizational documents or shareholder rights plan or merge with any person;

     - sell, lease or encumber property or assets, except immaterial assets in the ordinary course of business consistent with past practice;

     - enter into any capital commitments more than $10,000,000 in the aggregate, except for budgeted maintenance and repairs in the ordinary course of business;

     - increase any compensation or benefits payable, except for changes that are not material in the ordinary course consistent with past practice;

     - adopt, enter into or otherwise increase, reprice or accelerate the payment or vesting of amounts, benefits or other rights payable or accrued under any employee benefit plan;

     - enter into any employment agreement;

     - incur any indebtedness, except for short-term indebtedness in the ordinary course of business and not in excess of $50,000,000 under existing lines of credit;

     - acquire, or purchase, or acquire any material amount of assets of any business entity, other than purchase of assets from suppliers or vendors in the ordinary course of business consistent with past practice;

     - satisfy claims or liabilities of Aeroquip-Vickers, other than satisfaction, in the ordinary course of business consistent with past practice, in accordance with their terms or in an amount not to exceed $5,000,000 in the aggregate, of liabilities reflected or reserved against, in, or contemplated by, the consolidated financial statements of Aeroquip-Vickers;

     - amend, terminate, waive, release or assign any contract, right or claim, or forgive any indebtedness owed to Aeroquip-Vickers or its subsidiaries, other than in the ordinary course of business consistent with past practice; or

     - take any action that would reasonably be expected to result in any of the conditions to the merger not being satisfied.

     In addition, Eaton agrees that it will not take any action that would reasonably be expected to result in any of the conditions to the merger not being satisfied.

     No Solicitation. The merger agreement provides that Aeroquip-Vickers will not, and will not authorize or permit any of its subsidiaries or any of its or their directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or knowingly facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving Aeroquip-Vickers, or acquisition of any capital stock (other than upon exercise of the Aeroquip-Vickers options that are outstanding as of the date of the merger agreement) or all or any material portion of the assets of Aeroquip-Vickers and Aeroquip-Vickers' subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any combination of the foregoing (a "Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any person (other than Eaton, Eaton Industries, or their respective directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the merger or any other transactions contemplated by the merger agreement.

     - Notwithstanding the foregoing, at any time prior to the approval of the merger by the shareholders of Aeroquip-Vickers, the Board of Directors of Aeroquip-Vickers may, in the exercise of its fiduciary obligations under Ohio law as determined by the Board of Directors of Aeroquip-Vickers in good faith, after consultation with and receipt of advice from its outside counsel, pursuant to a customary confidentiality agreement with terms not substantially more favorable to such third party than the confidentiality agreement between Eaton and Aeroquip-Vickers, furnish information to, and negotiate or otherwise engage in discussions with, any third party who delivers a written proposal for a Superior Proposal (as defined below) that was not solicited, initiated, knowingly facilitated or encouraged after the date of the merger agreement. The term "Superior Proposal" means a Competing Transaction that the Board of Directors of Aeroquip-Vickers determines is, after consulting with and receiving advice from Morgan Stanley & Co. Incorporated (or any other nationally recognized investment banking firm), more favorable to the shareholders of Aeroquip-Vickers from a financial point of view than the transactions contemplated by the merger agreement, including any adjustment to the terms and conditions proposed by Eaton or Eaton Industries in response to such Competing Transaction, and that it reasonably expects a transaction pursuant to such proposal could be consummated.

     - If prior to the approval of the merger by the shareholders of Aeroquip-Vickers, the Board of Directors of Aeroquip-Vickers receives a Superior Proposal that was not solicited, initiated, knowingly facilitated or encouraged after the date of the merger agreement except as otherwise permitted pursuant to the merger agreement, as described above, the Board of Directors of Aeroquip-Vickers may, subject to this and the following sentences, in the exercise of its fiduciary obligations under Ohio law as determined by the Board of Directors of Aeroquip-Vickers in good faith, after consultation with and receipt of advice from its outside counsel, withdraw, modify or change, in a manner adverse to Eaton, the recommendation of the Board of Directors of Aeroquip-Vickers of the merger agreement and/or recommend a Superior Proposal to the shareholders of Aeroquip-Vickers and/or comply with Rule 14e-2 promulgated under the Exchange Act with respect to a Competing Transaction, provided that it gives Eaton five business days prior written notice of its intention to do so. Any withdrawal, modification or change of the recommendation of the Board of Directors of Aeroquip-Vickers of the merger agreement will not change the approval of the

       Board of Directors of Aeroquip-Vickers for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated by the merger agreement, including the merger.

     - From and after the execution of the merger agreement, Aeroquip-Vickers must promptly, but in any event within two calendar days, advise Eaton in writing of the receipt of any inquiries, discussions, negotiations or proposals relating to a Competing Transaction, including the specific terms thereof and the identity of the other party or parties involved, and promptly furnish to Eaton a copy of any written proposal along with any information provided to or by any third-party relating thereto. In addition, Aeroquip-Vickers shall promptly, but in any event within two calendar days, advise Eaton in writing if the Board of Directors of Aeroquip-Vickers makes any determination to take any action with respect to any Competing Transaction as permitted by the merger agreement (as described above).

     - Nothing in the merger agreement permits Aeroquip-Vickers to terminate the merger agreement or enter into any agreement with respect to any Competing Transaction before the special meeting.

ADDITIONAL AGREEMENTS

     Shareholders Meeting. Aeroquip-Vickers agreed to, as soon as practicable following the date of the merger agreement, duly call, give notice of, convene and hold a meeting of its shareholders in accordance with law, the Aeroquip-Vickers' Articles of Incorporation and Code of Regulations for the purpose of obtaining shareholder approval and, through the Aeroquip-Vickers Board of Directors, subject to the no solicitation provisions of the merger agreement, recommend to its shareholders the adoption of the merger agreement, the merger and the other transactions contemplated thereby. The shareholders meeting may not be adjourned or postponed beyond July 15, 1999.

     Access to Information; Confidentiality. To the extent permitted by applicable law and subject to the confidentiality agreement dated November 6, 1998, between Aeroquip-Vickers and Eaton, Aeroquip-Vickers agreed to afford to Eaton and to the officers, employees, accountants, counsel, financial advisors and other representatives of Eaton, full access during normal business hours during the period prior to the effective time of the merger to all of Aeroquip-Vickers' properties, books, contracts, commitments, personnel and records and all other information concerning its business, properties and personnel as Eaton reasonably requests. Each of Aeroquip-Vickers and Eaton Industries agreed to hold, and to cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any non-public information in accordance with the terms of the confidentiality agreement.

     Efforts; Cooperation. Subject to the terms and conditions provided in the merger agreement, each of Aeroquip-Vickers, Eaton and Eaton Industries agreed to, and Aeroquip-Vickers agreed to cause each subsidiary to, cooperate and use reasonable efforts to make, or cause to be made, all filings necessary or proper under applicable laws and regulations to consummate and make effective the transactions contemplated by the merger agreement, including cooperation in the preparation and filing of this proxy statement, any required filings under the Hart-Scott-Rodino Act or other foreign filings and any amendments. In addition, if, at any time prior to the effective time of the merger, any event or circumstance relating to either Aeroquip-Vickers, Eaton or Eaton Industries or any of their respective subsidiaries should be discovered by Aeroquip-Vickers or Eaton, which should be set forth in an amendment to this proxy statement, the discovering party agreed to promptly inform the other party of such event or circumstance. If, at any time after the effective time of the merger, any further action is necessary or desirable to carry out the purposes of the merger agreement, including the execution of additional instruments, the proper officers and directors of each party to the merger agreement agreed to take all such necessary action.

     Each of the parties agreed to use its reasonable efforts to obtain as promptly as practicable all required consents and approvals of any governmental entity or any other person required in connection with, and waivers of any violations that may be caused by, the consummation of the transactions contemplated by the merger agreement. In addition, Aeroquip-Vickers and Eaton agreed to coordinate in advance of sending any communications to or scheduling any meetings with any governmental entity relating to the merger agreement or the merger and agreed to promptly share all correspondences or other communications received from any governmental entity relating to the merger agreement or the merger.

     Aeroquip-Vickers agreed to take all reasonable steps to assist in any challenge by Eaton to the validity or applicability to the transactions contemplated by the merger agreement, including the merger, of any state takeover law upon the request of Eaton.

     Indemnification and Insurance. Pursuant to the merger agreement, the articles of incorporation and code of regulations of the surviving corporation must contain similar provisions with respect to indemnification and exculpation from liability set forth in the Articles of Incorporation and Code of Regulations of Aeroquip-Vickers on the date the merger agreement was executed. These provisions may not be amended or otherwise modified for a period of six years from the effective time of the merger in any manner that would adversely affect the rights of individuals who on or prior to the effective time of the merger were directors, officers, employees or agents of Aeroquip-Vickers, unless such modification is required by law. Eaton agreed to guarantee the obligations of the surviving corporation with respect to the indemnification provisions contained in the articles of incorporation and code of regulations of the surviving corporation.

     The merger agreement also provides that for six years after the effective time of the merger, the surviving corporation or Eaton will maintain officers' and directors' liability insurance covering acts or omissions occurring prior to the effective time with respect to those persons who were covered by Aeroquip-Vickers' directors' and officers' liability insurance policy on terms and amounts no less favorable than those in effect on the date of the merger agreement. Eaton, however, is not required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Aeroquip-Vickers for the insurance. Notwithstanding the foregoing, if the annual premiums for this insurance coverage exceed that amount, Eaton must obtain a policy with the greatest coverage available for a cost not exceeding that amount. Moreover, at any time on or after the second anniversary of the effective time of the merger, Eaton may undertake to provide funds to the surviving corporation to the extent necessary so that the surviving corporation may self-insure with respect to the level and scope of insurance coverage required under the merger agreement in lieu of causing to remain in effect any directors' and officers' liability insurance policy.

     If the surviving corporation or any of its successors or assigns (a) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger, or (b) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each case, proper provision will be made so that the successors and assigns of the surviving corporation assume the indemnification and insurance obligations set forth in the merger agreement.

     Fees and Expenses. Except as described below, whether or not the merger is completed, all fees and expenses incurred in connection with the merger, the merger agreement and the transactions contemplated thereby will be paid by the party incurring these fees or expenses.

     If (a) Eaton terminates the merger agreement as a result of a third party acquiring 30% of the Aeroquip-Vickers common shares, or as a result of the Board of Directors of Aeroquip-Vickers exercising its fiduciary rights with respect to a Competing Transaction, as further described under "Certain Provisions of the Merger Agreement -- Termination, Fees, Amendment and Waiver" below or because Aeroquip-Vickers willfully breached the no solicitation or shareholder recommendation provisions of the merger agreement or (b) after a proposal relating to a Competing Transaction is made known to Aeroquip-Vickers, and the shareholders of Aeroquip-Vickers fail to adopt the merger agreement, either party terminates the merger agreement, then Aeroquip-Vickers will, within two days of the termination, pay Eaton a fee equal to $2 multiplied by the number of Aeroquip-Vickers common shares outstanding on a fully diluted basis (or approximately $57,500,000 in the aggregate).

     Credit Agreement. Aeroquip-Vickers agreed to terminate, prior to the effective time of the merger, its bank credit facility or, at the option of Aeroquip-Vickers, obtain a waiver of the credit facility, so long as such waiver would prevent a cross default under any other agreements.

     Employee Benefits. Except for employees subject to collective bargaining agreements, through December 31, 2000, Eaton agreed to maintain, or cause the surviving corporation to maintain, employee benefits under tax-qualified employee benefit plans, annual bonus plans, deferred compensation plans and supplemental non-qualified pension plans substantially equivalent in the aggregate to those provided by Aeroquip-Vickers immediately prior to the effective time of the merger or, at the election of Eaton, those Eaton provides to similarly-situated employees of Eaton.

     Following the effective time of the merger, Eaton agreed to cause the surviving corporation to honor in accordance with their terms all written employment, severance and other compensation agreements of Aeroquip-Vickers and its subsidiaries, including those that are more fully described in "The Merger -- Interests of Certain Persons in the Merger."

CONDITIONS PRECEDENT

     Aeroquip-Vickers' and Eaton's obligation to effect the merger is subject to the satisfaction or waiver on or prior to the closing date of the merger of the following customary closing conditions:

     - the Aeroquip-Vickers shareholders having adopted the merger agreement;

     - all consents, approvals and actions of, filings with and notices to any governmental entity required of Eaton, Eaton Industries, Aeroquip-Vickers or any of Aeroquip-Vickers' subsidiaries to consummate the merger and the other transactions contemplated by the merger agreement having been obtained in form and substance reasonably satisfactory to each of Eaton and Aeroquip-Vickers;

     - no judgment, order, decree, statute, law, ordinance, rule or regulation enacted, entered, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition being in effect (a) preventing the consummation of the merger or (b) limiting the ownership or operation by Aeroquip-Vickers, Eaton or any of their respective subsidiaries of any material portion of the business or assets of Aeroquip-Vickers or Eaton; provided, however, that the party seeking to assert this condition to terminate the merger agreement must not have breached its obligations under the merger agreement in any material respect; and

     - the waiting period, including any extensions, applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 having expired or been terminated.

     In addition, Eaton's and Eaton Industries' obligation to effect the merger is subject to the satisfaction or waiver of the following conditions:

     - Aeroquip-Vickers' representations and warranties set forth in the merger agreement being true and correct in all respects, without giving effect to any materiality or material adverse effect qualifications contained therein, as of the date of the merger agreement and as of the closing date, except where the failure of such representations and warranties to be so true would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Aeroquip-Vickers;

     - Aeroquip-Vickers having performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger;

     - with the exception of any consents required under Aeroquip-Vickers' credit facility and outstanding medium term notes, Aeroquip-Vickers having obtained the consents required in connection with the merger under all agreements or instruments to which it or any of its subsidiaries is a party, except those for which failure to obtain such consents and approvals could not reasonably be expected to have a material adverse effect prior to or after the effective time of the merger;

     - no action, claim, proceeding or investigation instituted by any governmental entity challenging or seeking to restrain or prohibit the consummation of the merger or any of the other transactions contemplated by the merger agreement being pending;

     - as of immediately prior to the effective time of the merger, holders of no more than 10% of the outstanding Aeroquip-Vickers common shares having taken actions to assert dissenters' rights under Ohio law; and

     - Aeroquip-Vickers having furnished Eaton and Eaton Industries with a certificate dated the closing date signed on its behalf by an executive officer to the effect that the conditions regarding accuracy of its representations and warranties and performance of its obligations have been satisfied.

     In addition, Aeroquip-Vickers' obligation to effect the merger is subject to the satisfaction or waiver of the following conditions:

     - the representations and warranties of Eaton and Eaton Industries set forth in the merger agreement being true and correct in all respects, without giving effect to any materiality or material adverse effect qualifications contained therein, as of the date of the merger agreement and as of the closing date, except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a material adverse effect on their ability to consummate the merger;

     - Eaton Industries and Eaton having performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the closing date; and

     - Each of Eaton and Eaton Industries having furnished Aeroquip-Vickers with a certificate dated the closing date signed on its behalf by an executive officer to the effect that the conditions regarding accuracy of their representations and warranties and performance of their obligations have been satisfied.

TERMINATION, FEES, AMENDMENT AND WAIVER

     The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after shareholder approval:

     - by mutual written consent of Eaton and Aeroquip-Vickers;

     - by either Eaton or Aeroquip-Vickers:

      - if the merger has not been completed by July 31, 1999 or a later agreed upon date; provided, however, that the right to terminate the merger agreement will not be available to any party whose failure to perform any of its obligations under the merger agreement results in the failure of the merger to be completed by such time;

      - if the special meeting has concluded and the approval of the shareholders of Aeroquip-Vickers has not been obtained; or

      - if any judgments, orders, decrees, statutes, laws, ordinances, rules or regulations that have any of the effects set forth in the third condition listed in the first paragraph of "-- Conditions Precedent" above will be in effect and will have become final and nonappealable; provided, however, that a party may not terminate the merger agreement for this reason if its failure to perform any of its obligations under the merger agreement resulted in any of such effects;

     - by Eaton, if Aeroquip-Vickers breaches or fails to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform is not cured within 30 days after written notice or is incapable of being cured;

     - by Aeroquip-Vickers, if Eaton Industries or Eaton breaches or fails to perform in any material respect any of their representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform is not cured within 30 days after written notice thereof or is incapable of being cured (it being understood that Eaton's failure to obtain financing for the transactions contemplated by the merger agreement by the 11th day after the satisfaction or waiver of the conditions precedent set forth in the merger agreement is incapable of cure); or

     - by Eaton, if any person other than an affiliate of Eaton acquires 30% of the outstanding Aeroquip-Vickers common shares or if the Board of Directors of Aeroquip-Vickers or any of its committees:

      - withdraws or modifies or changes, or proposes or announces any intention to withdraw or modify or change, in a manner adverse to Eaton or Eaton Industries, the approval or recommendation by the

Board of Directors of Aeroquip-Vickers or one of its committees of the merger agreement or the transactions contemplated by the merger agreement, including the merger;

      - approves or recommends, or proposes to or announces any intention to approve or recommend, any Competing Transaction; or

      - proposes or announces any intention to enter into any agreement, with respect to any Competing Transaction;

     - By Eaton, if Aeroquip-Vickers willfully breaches the no solicitation and shareholder recommendation provisions of the merger agreement.

     If either Aeroquip-Vickers or Eaton terminates the merger agreement, the merger agreement will become void and have no effect, without any liability or obligation on the part of Aeroquip-Vickers, Eaton or Eaton Industries, other than the following provisions, which survive termination: (a) the obligation of Aeroquip-Vickers and Eaton to keep all non-public information connected with the merger confidential, (b) the agreement between Aeroquip-Vickers and Eaton to each pay their own fees and, in certain circumstances, Aeroquip-Vickers' obligation to pay Eaton a termination fee, (c) the agreement among Aeroquip-Vickers, Eaton Industries and Eaton to consult with each other before issuing press releases or other public statements and to only issue any press releases or other public statements if required by law or a national securities exchange, and (d) the effects of termination as described under this "Termination, Fees, Amendment and Waiver" section.

     If Eaton terminates the merger agreement (i) as a result of any person other than an affiliate of Eaton acquiring 30% of the outstanding Aeroquip-Vickers common shares or (ii) because the Board of Directors of Aeroquip-Vickers or any committee thereof (a) withdraws or modifies or changes, or proposes or announces any intention to withdraw or modify or change, in a manner adverse to Eaton or Eaton Industries, the approval or recommendation by the Board of Directors or one of its committees of the merger agreement or the transactions contemplated by the merger agreement, including the merger, (b) approves or recommends, or proposes to or announces any intention to approve or recommend, any Competing Transaction or (c) proposes or announces any intention to enter into any agreement with respect to any Competing Transaction, or (iii) because Aeroquip-Vickers willfully breaches the no solicitation or shareholder recommendation provisions of the merger agreement, then Aeroquip-Vickers must promptly pay Eaton a fee equal to $2 multiplied by the number of Aeroquip-Vickers common shares outstanding on a fully diluted basis (or approximately $57,500,000 in the aggregate). If either Aeroquip-Vickers or Eaton terminates the merger agreement because shareholder approval is not obtained at the special meeting, and, prior to the special meeting a proposal with respect to a Competing Transaction has been made known to Aeroquip-Vickers or been made directly to its shareholders generally or any person has publicly announced an intention, whether or not conditional, to make a proposal with respect to a Competing Transaction or solicited proxies or consents in opposition to the merger, then Aeroquip-Vickers must promptly pay Eaton a fee equal to $2 multiplied by the number of Aeroquip-Vickers common shares outstanding on a fully diluted basis.

     Amendment. The merger agreement may be amended by the parties at any time before or after the approval of the merger agreement by the Aeroquip-Vickers shareholders. After approval, however, the parties may not make any amendment that by law requires further approval by the Aeroquip-Vickers shareholders.

     Extension; Waiver. At any time prior to the effective time of the merger, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered pursuant to the merger agreement or (c) subject to the second sentence of the immediately preceding paragraph, waive compliance by the other party with any of the agreements or conditions contained in the merger agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in writing signed on behalf of the party extending or waiving the condition or agreement. The failure of any party to the merger agreement to assert its rights under the merger agreement or otherwise will not constitute a waiver of these rights.

                                 THE COMPANIES

AEROQUIP-VICKERS, INC.

     Aeroquip-Vickers, Inc. is two companies, Aeroquip Corporation and Vickers, Incorporated, world leaders in the design, manufacture and distribution of engineered components and systems to industrial, aerospace and automotive industries.

     Aeroquip was founded in 1940 by Peter Hurst on the technology of detachable, reusable hose fittings. Aeroquip designs, manufactures and distributes fluid connectors and plastic products. Fluid connectors include all pressure ranges of hose and hose assemblies; fittings, adapters, couplings and swivels; automotive air conditioning, power steering, and oil and transmission cooler components and assemblies; tube fittings and assemblies; refrigeration/air conditioning connectors; clamps and V-band couplings; fuel-handling products; noise-reduction products; chemical containment products; and electronic fluid system products. Aeroquip plastic products include molded, extruded and co-extruded plastic products. Aeroquip serves original equipment and aftermarket customers in industrial applications located principally in the U.S., Europe, Asia-Pacific and Brazil; original equipment and aftermarket customers in aerospace and defense industries located principally in the U.S. and Europe; and automobile, light truck, sport utility and van manufacturers in automotive industries located principally in the U.S. and Europe.

     Vickers was founded in 1921 by Harry Vickers, whose invention of the balanced vane pump launched his firm's success. Vickers designs, manufactures and distributes power and motion control products. Vickers products include hydraulic, electrohydraulic, pneumatic and electronic control devices; piston and vane pumps and motors; open architecture machine controls; hydraulic and pneumatic cylinders; hydraulic power packages; electric motors and drives; fuel pumps; electric motorpumps and generator packages; electrohydraulic and electromechanical actuators; sensors and monitoring devices; hydraulic and lubrication filtration; and fluid-evaluation products and services. Vickers serves original equipment and aftermarket customers in industrial markets located principally in the U.S., Europe, Asia-Pacific and Brazil, and original equipment and aftermarket customers in aerospace and defense markets located principally in the U.S. and Europe.

     Aeroquip-Vickers' principal executive offices are located at 3000 Strayer, Maumee, Ohio, and its telephone number is (419) 867-2200.

     For a more detailed description of the business and properties of Aeroquip-Vickers, see the descriptions thereof set forth in Aeroquip-Vickers' Annual Report on Form 10-K for the year ended December 31, 1997, which is incorporated herein by reference. See "Where You Can Find More Information."

EATON CORPORATION

     Eaton Corporation, an Ohio corporation, is a global manufacturer of highly engineered products which serve industrial, vehicle, construction, commercial and semiconductor industries. Principal products include electrical power distribution and control equipment, truck drivetrain systems, engine components, hydraulic products, ion implanters and a wide variety of controls. Eaton has approximately 49,500 employees, and maintains manufacturing facilities at approximately 155 manufacturing sites in 25 countries. In 1998, Eaton's sales were approximately $6.6 billion.

EATON INDUSTRIES INC.

     Eaton Industries Inc. is a newly formed Ohio corporation and a wholly owned subsidiary of Eaton, created for the purpose of being an acquisition subsidiary.

                         MARKET PRICES OF COMMON STOCK

     The principal market on which Aeroquip-Vickers common shares are traded is the New York Stock Exchange under the ticker symbol "ANV." On March 5, 1999, the last trading day before the printing of this proxy statement, the high and low sales prices of Aeroquip-Vickers common shares were $57.31 and $57.13, respectively. On January 29, 1999, the last trading day before the public announcement of the merger agreement, the high and low sales prices of Aeroquip-Vickers common shares were $36.50 and $35.06, respectively. SHAREHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR AEROQUIP-VICKERS COMMON SHARES.

     The following table sets forth, for the calendar quarters indicated, the high and low closing prices per Aeroquip-Vickers common share as reported by the New York Stock Exchange:

                                                               HIGH      LOW
                                                              ------    ------
1999
  First Quarter (through March 5)...........................  $57.31    $29.75
1998
  First Quarter.............................................  $58.63    $44.94
  Second Quarter............................................   72.25     55.88
  Third Quarter.............................................   60.00     28.75
  Fourth Quarter............................................   38.50     22.81
1997
  First Quarter.............................................  $40.25    $33.50
  Second Quarter............................................   48.38     33.00
  Third Quarter.............................................   57.50     47.88
  Fourth Quarter............................................   55.81     47.31

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     Information with respect to ownership by beneficial owners of more than 5% of any class of Aeroquip-Vickers common shares is set forth below. This information is based upon reports filed by certain beneficial owners with the Securities and Exchange Commission pursuant to Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 as of February 28, 1999.

                                                  AMOUNT & NATURE
                                                   OF BENEFICIAL       PERCENT OF
       NAME & ADDRESS OF BENEFICIAL OWNER            OWNERSHIP           CLASS
       ----------------------------------         ---------------      ----------
Morgan Stanley Dean Witter & Co.
and its subsidiaries............................     3,856,424(1)        13.9%
  1585 Broadway
  New York, NY 10036
Gabelli Funds, Inc.
and its affiliates..............................     5,350,350(2)       19.29%
  One Corporate Center
  Rye, NY 10580

---------------

(1) Morgan Stanley Dean Witter & Co. and its subsidiaries have sole voting power over 0 shares, shared voting power over 3,367,735 shares, sole dispositive power over 0 shares and shared dispositive power over 3,856,424 shares.

(2) Gabelli Funds, Inc. and its related entities have sole voting power over 5,270,250 shares, shared voting power over 0 shares, sole dispositive power over 5,350,350 shares and shared dispositive power over 0 shares.

     The following table sets forth, as of February 28, 1999, information known to Aeroquip-Vickers concerning the beneficial ownership of Aeroquip-Vickers common shares by each of its present directors individually, each of the named executive officers individually, and all present directors and executive officers as a group. The totals for each person and for the group include shares held personally; shares held by immediate family members sharing the same household; shares held as of February 28, 1998, under Aeroquip-Vickers' dividend reinvestment plan and savings and profit-sharing plan; and shares that may be acquired within 60 days following February 28, 1999, through the exercise of options.

                                                         Amount & Nature of           Percent
             NAME OF BENEFICIAL OWNER                Beneficial Ownership(1)(3)     of Class(2)
             ------------------------                --------------------------     -----------
Virgis W. Colbert..................................              1,403                    *
Purdy Crawford.....................................              6,355                    *
Joseph C. Farrell..................................              6,113                    *
David R. Goode.....................................              2,893                    *
Paul A. Ormond.....................................              3,013                    *
John P. Reilly.....................................              4,273                    *
William R. Timken, Jr..............................              5,003                    *
Darryl F. Allen(3).................................            347,477                   1%
  Chairman of the Board, President and Chief
  Executive Officer of Aeroquip-Vickers
William R. Ammann(3)...............................            102,605                    *
  Vice President - Administration and Treasurer of
  Aeroquip-Vickers
James E. Kline(3)..................................             42,821                    *
  Vice President and General Counsel of
     Aeroquip-Vickers
David M. Risley(3).................................             76,616                    *
  Vice President - Finance and Chief Financial
  Officer
Howard M. Selland(3)...............................            108,679                    *
  Executive Vice President of Aeroquip-Vickers and
  President of Aeroquip Corporation
All Directors and Executive Officers as a Group (18
  persons).........................................            858,270                   3%(4)
* Indicates beneficial ownership of less than 1%.

---------------
(1) Each director and named executive officer has sole voting and dispositive power with respect to all Aeroquip-Vickers common shares indicated except that (i) 5,727 shares listed for Darryl F. Allen are held by Mr. Allen's wife, and (ii) 450 shares listed for Darryl F. Allen are held by one of Mr. Allen's children, who resides with Mr. Allen; Mr. Allen has disclaimed beneficial ownership of such shares.

(2) Each director and named executive officer, other than Mr. Allen, owns less than 1% of the outstanding Aeroquip-Vickers common shares as of February 28, 1999.

(3) A portion of the total for the named executive officers and the group includes Aeroquip-Vickers common shares that could be acquired within 60 days following February 28, 1999 through the exercise of stock options:
    260,000 common shares for Darryl F. Allen; 78,000 common shares for William
    R. Ammann; 30,333 common shares for James E. Kline; 58,000 common shares for David M. Risley; 85,000 common shares for Howard M. Selland; and 628,233 common shares for all executive officers included in the group of directors and executive officers. Two hundred three shares of restricted stock issued pursuant to the Non-employee Directors' Stock Award Plan have been included in the total for each director. The restrictions on these shares lapsed upon the filing of the preliminary proxy statement on February 12, 1999. These 1,421 shares are also included in the group total.

(4) For the purpose of computing the percent of class, the Aeroquip-Vickers common shares for which all directors and executive officers as a group may acquire beneficial ownership within 60 days following February 28, 1999, through the exercise of options, are deemed to be outstanding.

                            INDEPENDENT ACCOUNTANTS

     Representatives of Ernst & Young LLP, Aeroquip-Vickers' independent auditors, are expected to be present at the special meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     If the merger is not consummated, Aeroquip-Vickers will hold a 1999 Annual Meeting of Shareholders. If this 1999 meeting is held, shareholder proposals that were intended to be considered in Aeroquip-Vickers' proxy materials were required to have been submitted on or before November 9, 1998, and any proposal not received before this time was considered untimely.

                      WHERE YOU CAN FIND MORE INFORMATION

     Aeroquip-Vickers files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Shareholders may read and copy any reports, statements or other information that Aeroquip-Vickers files at the public reference facilities of the Securities and Exchange Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington DC 20549, and its regional offices at CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Shareholders may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Aeroquip-Vickers' Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Reports, proxy statements and other information concerning Aeroquip-Vickers also may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Securities and Exchange Commission allows Aeroquip-Vickers to "incorporate by reference" information into this proxy statement, which means that Aeroquip-Vickers can disclose important information to shareholders by referring them to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement. This proxy statement incorporates by reference the documents set forth below that Aeroquip-Vickers has previously filed with the Securities and Exchange Commission. These documents contain important information about Aeroquip-Vickers and its finances.

       AEROQUIP-VICKERS SECURITIES AND
EXCHANGE COMMISSION FILINGS (FILE NO. 1-924)                      PERIOD
--------------------------------------------                      ------
Annual Report on Form 10-K                     Year ended December 31, 1997
Quarterly Reports on Form 10-Q                 Quarters ended March 31, 1998, June 30, 1998
                                               and September 30, 1998
Current Report on Form 8-K                     Filed on February 12, 1999

     AEROQUIP-VICKERS IS ALSO HEREBY INCORPORATING BY REFERENCE ADDITIONAL DOCUMENTS THAT IT FILES WITH THE SECURITIES AND EXCHANGE COMMISSION BETWEEN THE DATE OF THIS PROXY STATEMENT AND THE DATE OF THE SPECIAL MEETING.

     Eaton and Eaton Industries have supplied all information contained or incorporated by reference in this proxy statement relating to Eaton and Eaton Industries, and Aeroquip-Vickers has supplied all such information relating to Aeroquip-Vickers.

     Aeroquip-Vickers may have sent to Aeroquip-Vickers shareholders some of the documents incorporated by reference, but shareholders can obtain any of them through Aeroquip-Vickers or the Securities and Exchange Commission. Documents incorporated by reference are available from Aeroquip-Vickers without charge, excluding all exhibits unless Aeroquip-Vickers has specifically incorporated by reference an exhibit in this proxy statement. Shareholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing at the following address:

                       Aeroquip-Vickers, Inc.
                       3000 Strayer
                       Maumee, Ohio 43537
                       Attention: Secretary
                       Telephone: (419) 867-2200
                       Web Site: www.aeroquip-vickers.com

     If you would like to request documents from Aeroquip-Vickers, please do so by March 31, 1999 to receive them before the special meeting.

     Shareholders should rely only on the information contained or incorporated by reference in this proxy statement to vote their shares at the special meeting. Aeroquip-Vickers has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated March 8, 1999. Shareholders should not assume that the information contained in the proxy statement is accurate as of any date other than such date, and the mailing of this proxy statement to shareholders will not create any implication to the contrary.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               EATON CORPORATION

                             EATON INDUSTRIES INC.,

                                      AND

                             AEROQUIP-VICKERS, INC.

                          DATED AS OF JANUARY 31, 1999

                               TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
                                      ARTICLE I
                                     THE MERGER

Section 1.1   The Merger.......................................................   A-1
Section 1.2   Closing..........................................................   A-1
Section 1.3   Effective Time...................................................   A-1
Section 1.4   Effects of the Merger............................................   A-1
Section 1.5   Articles of Incorporation and Code of Regulations................   A-2
Section 1.6   Directors and Officers of the Surviving Corporation..............   A-2

                                      ARTICLE 2

                      EFFECT OF THE MERGER ON THE CAPITAL STOCK
                          OF THE CONSTITUENT CORPORATIONS;
                        SURRENDER OF CERTIFICATES AND PAYMENT

Section 2.1   Effect on Capital Stock..........................................   A-2
              (a)  Cancellation of Treasury Stock and Buyer Owned Stock........   A-2
              (b)  Conversion of Common Stock..................................   A-2
              (c)  Capital Stock of Buyer......................................   A-2
Section 2.2   Payment and Surrender of Certificates............................   A-2
              (a)  Paying Agent................................................   A-2
              (b)  Payment Procedures..........................................   A-2
              (c)  Stock Transfer Books........................................   A-3
              (d)  Termination of Payment Fund.................................   A-3
              (e)  No Liability................................................   A-3
              (f)  Lost Certificates...........................................   A-3
Section 2.3   Company Equity Plans.............................................   A-3
              (a)  Conversion of Options.......................................   A-3
              (b)  Treatment of Restricted Stock...............................   A-4
              (c)  Treatment of Stock Units and Stock Award....................   A-4
              (d)  Termination of Plans........................................   A-4
Section 2.4   Dissenters' Rights...............................................   A-4
Section 2.5   Further Assurances...............................................   A-4

                                      ARTICLE 3

                           REPRESENTATIONS AND WARRANTIES

Section 3.1   Representations and Warranties of Company........................   A-5
              (a)  Organization, Standing and Corporate Power..................   A-5
              (b)  Subsidiaries................................................   A-5
              (c)  Capital Structure...........................................   A-5
              (d)  Authority; Noncontravention.................................   A-6
              (e)  SEC Reports and Financial Statements........................   A-7
              (f)  Absence of Certain Changes or Events........................   A-7

                                                                                 PAGE
                                                                                 ----
              (g)  Compliance with Applicable Laws; Litigation.................   A-8
              (h)  ERISA Compliance............................................   A-8
              (i)  Taxes.......................................................  A-11
              (j)  Voting Requirement..........................................  A-11
              (k)  State Takeover Statutes.....................................  A-11
              (l)  Brokers.....................................................  A-11
              (m)  Environmental Matters.......................................  A-11
              (n)  The Company Rights Agreement................................  A-13
              (o)  Proxy Statement.............................................  A-13
              (p)  Intellectual Property.......................................  A-13
              (q)  Opinion of Financial Advisor................................  A-13
              (r)  Labor Agreements............................................  A-13
              (s)  Contracts; Debt Instruments.................................  A-14
              (t)  Year 2000 Issues............................................  A-14
              (u)  Product Recalls.............................................  A-14
Section 3.2   Representations and Warranties of Parent and Buyer...............  A-14
              (a)  Organization, Standing and Corporate Power..................  A-14
              (b)  Authority; Noncontravention.................................  A-14
              (c)  Ownership of Common Stock...................................  A-15
              (d)  Brokers.....................................................  A-15
              (e)  Financing...................................................  A-15
              (f)  Information in Proxy Statement..............................  A-15

                                      ARTICLE 4

                      COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 4.1   Conduct of Business..............................................  A-15
              (a)  Conduct of Business by the Company..........................  A-15
              (b)  Other Actions...............................................  A-17
              (c)  Advice of Changes...........................................  A-17
Section 4.2   No Solicitation..................................................  A-17

                                      ARTICLE 5

                                ADDITIONAL AGREEMENTS

Section 5.1   Preparation of Proxy Statement; Shareholders Meeting.............  A-19
Section 5.2   Access to Information; Confidentiality...........................  A-19
Section 5.3   Efforts; Cooperation.............................................  A-19
Section 5.4   Indemnification..................................................  A-20
Section 5.5   Employee Benefits................................................  A-20
Section 5.6   Public Announcements.............................................  A-21
Section 5.7   Fees and Expenses................................................  A-21
Section 5.8   Credit Agreement.................................................  A-21

                                                                                 PAGE
                                                                                 ----
                                      ARTICLE 6

                                CONDITIONS PRECEDENT

Section 6.1   Conditions to Each Party's Obligation to Effect the Merger.......  A-21
              (a)  Shareholder Approval........................................  A-21
              (b)  Governmental and Regulatory Approvals.......................  A-21
              (c)  No Injunctions or Restraints................................  A-21
              (d)  HSR Act.....................................................  A-21
Section 6.2   Conditions to Obligations of Parent and Buyer....................  A-22
              (a)  Representations and Warranties..............................  A-22
              (b)  Performance of Obligations of the Company...................  A-22
              (c)  Consents....................................................  A-22
              (d)  Governmental Litigation.....................................  A-22
              (e)  Dissenting Shares...........................................  A-22
              (f)  Officer's Certificate.......................................  A-22
Section 6.3   Conditions to Obligations of the Company.........................  A-22
              (a)  Representations and Warranties..............................  A-22
              (b)  Performance of Obligations of Parent and Buyer..............  A-22
              (c)  Officer's Certificate.......................................  A-22
Section 6.4   Frustration of Closing Conditions................................  A-22

                                      ARTICLE 7

                          TERMINATION, AMENDMENT AND WAIVER

Section 7.1   Termination......................................................  A-23
Section 7.2   Effect of Termination............................................  A-23

                                      ARTICLE 8

                                 GENERAL PROVISIONS
Section 8.1   Amendment........................................................  A-24
Section 8.2   Extension; Waiver................................................  A-24
Section 8.3   Nonsurvival of Representations and Warranties....................  A-24
Section 8.4   Notices..........................................................  A-24
Section 8.5   Interpretation...................................................  A-25
Section 8.6   Counterparts.....................................................  A-25
Section 8.7   Entire Agreement; No Third-Party Beneficiaries...................  A-25
Section 8.8   Governing Law....................................................  A-25
Section 8.9   Assignment.......................................................  A-25
Section 8.10  Consent to Jurisdiction..........................................  A-26
Section 8.11  Specific Enforcement.............................................  A-26
Section 8.12  Severability.....................................................  A-26

                             TABLE OF DEFINED TERMS

1987 Plan.............................   A-3
1994 Plan.............................   A-3
1998 Plan.............................   A-3
affiliate.............................  A-25
Agreement.............................   A-1
Business Day..........................   A-1
Buyer.................................   A-1
Certificate of Merger.................   A-1
Certificate...........................   A-2
Closing...............................   A-1
Closing Date..........................   A-1
Code..................................   A-9
Common Stock..........................   A-1
Company...............................   A-1
Company Benefit Plans.................   A-8
Company Disclosure Letter.............   A-5
Company Entities......................   A-5
Company Intellectual Property.........  A-13
Company Material Adverse Effect.......   A-5
Company Rights Agreement..............  A-13
Company Subsidiaries..................   A-5
Company Subsidiary....................   A-5
Competing Transaction.................  A-17
Confidentiality Agreement.............  A-19
control...............................  A-25
Director Equity Plan..................   A-3
Director Plan.........................   A-3
Dissenting Shares.....................   A-2
Dissenting Shareholders...............   A-2
Effective Time........................   A-1
Environmental Claim...................  A-12
Environmental Laws....................  A-12
Equity Plans..........................   A-3
ERISA.................................   A-9
ERISA Affiliate.......................   A-9
Exchange Act..........................   A-7
Foreign Plan..........................  A-10

GAAP..................................   A-7
Governmental Entity...................   A-7
Hazardous Substance...................  A-12
HSR Act...............................   A-7
Indemnified Parties...................  A-20
knowledge.............................  A-25
Liens.................................   A-5
Merger................................   A-1
Merger Consideration..................   A-2
Multiemployer Plan....................  A-10
Multiple Employer Plan................  A-10
OGCL..................................   A-1
Old Right.............................   A-5
Old Rights Agreement..................   A-5
Option Consideration..................   A-4
Option................................   A-3
Parent................................   A-1
Parent Material Adverse Effect........  A-14
Paying Agent..........................   A-2
Payment Fund..........................   A-2
Permits...............................   A-8
person................................  A-25
Preferred Stock.......................   A-5
Proxy Statement.......................   A-7
Recent SEC Reports....................  A-11
Release...............................  A-12
Restraints............................  A-21
Right.................................   A-6
SEC...................................   A-7
SEC Documents.........................   A-7
Securities Act........................   A-7
Shareholder Approval..................  A-11
Shareholders Meeting..................  A-19
Superior Proposal.....................  A-18
Surviving Corporation.................   A-1
Takeover Statute......................  A-11
Termination Fee.......................  A-24

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of January 31, 1999, by and among EATON CORPORATION, an Ohio corporation ("Parent"), EATON INDUSTRIES INC., an Ohio corporation and a wholly owned subsidiary of Parent ("Buyer"), and AEROQUIP-VICKERS, INC., an Ohio corporation (the "Company").

                                  WITNESSETH:

     1. The respective Boards of Directors of the Company, Parent and Buyer have each approved the merger of Buyer with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Ohio (the "OGCL"), whereby each issued and outstanding share of common stock, par value $5.00 per share, of the Company ("Common Stock"), other than Dissenting Shares and any shares of Common Stock owned by Parent, Buyer or held in the treasury of the Company, will be converted into the right to receive the Merger Consideration. Any reference in this Agreement to Common Stock shall be deemed to include the Old Rights issued under the Old Rights Agreement or the Rights to be issued under the Company Rights Agreement, as appropriate.

     2. The Board of Directors of the Company has determined that the Merger is fair to and in the best interest of the Company and its shareholders.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the OGCL, Buyer will be merged with and into the Company at the Effective Time and the separate corporate existence of Buyer will thereupon cease. Following the Effective Time, the Company will be the surviving corporation (the "Surviving Corporation").

     Section 1.2 Closing. The closing of the Merger (the "Closing") will take place at a time and on a date to be specified by the parties, which is to be no later than the second Business Day (or, at the option of Parent, the 11th day) after satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article 6, unless another time or date is agreed to by the parties to this Agreement. The Closing will be held at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, or such other location as the parties to this Agreement agree to in writing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date." "Business Day" means any day other than Saturday, Sunday, or any federal holiday.

     Section 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall (i) file a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the OGCL and (ii) make all other filings or recordings required under the OGCL. The Merger will become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Ohio, or at such subsequent date or time as the Company and Buyer agree and specify in the Certificate of Merger (the date and time the Merger becomes effective is hereinafter referred to as the "Effective Time").

     Section 1.4 Effects of the Merger. The Merger will have the effects set forth in the OGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Buyer will be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Buyer will become the debts, liabilities and duties of the Surviving Corporation.

     Section 1.5 Articles of Incorporation and Code of Regulations. The Articles of Incorporation and Code of Regulations of Buyer, as in effect immediately before the Effective Time, will be the Articles of Incorporation and Code of Regulations, respectively, of the Surviving Corporation (with such changes thereto as the parties may agree), until thereafter changed or amended as provided therein or by applicable law.

     Section 1.6 Directors and Officers of the Surviving Corporation. The directors of Buyer immediately prior to the Effective Time will be the directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE 2

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                     SURRENDER OF CERTIFICATES AND PAYMENT

     Section 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company or Buyer:

          (a) Cancellation of Treasury Stock and Buyer Owned Stock. Each share of Common Stock that is owned by Parent or Buyer and any Common Stock held in the treasury of the Company will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor. Each share of Common Stock, if any, that is owned by a subsidiary of Parent (other than Buyer) or a Company Subsidiary shall remain outstanding.

          (b) Conversion of Common Stock. Each issued and outstanding share of Common Stock (other than shares to be canceled or to remain outstanding in accordance with Section 2.1(a) and shares of Common Stock ("Dissenting Shares") that are owned by shareholders ("Dissenting Shareholders") that have properly exercised appraisal rights pursuant to Section 1701.85 of the
     OGCL)) will be converted into the right to receive $58.00, without interest, in cash (the "Merger Consideration") upon surrender of the certificate representing immediately prior to the Effective Time such share of Common Stock (the "Certificate") in the manner provided in Section 2.2. At the Effective Time, all such shares of Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a Certificate will cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such Certificate in accordance with Section 2.2.

          (c) Capital Stock of Buyer. At the Effective Time, each share of common stock of Buyer issued and outstanding immediately prior to the Effective Time will be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

     Section 2.2  Payment and Surrender of Certificates.

          (a) Paying Agent. Prior to the Effective Time, Buyer shall appoint the Company's registrar and transfer agent or such other United States bank or trust company as may be approved in writing by the Company (such approval not to be unreasonably withheld) to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration. Buyer shall deposit or shall cause to be deposited with the Paying Agent, in a separate fund established for the benefit of the holders of shares of Common Stock for payment in accordance with this Article 2 through the Paying Agent (the "Payment Fund"), immediately available funds in amounts necessary to make the payments pursuant to Section 2.1(b) and this Section 2.2 to holders of shares of Common Stock entitled thereto.

          (b) Payment Procedures. As soon as reasonably practicable after the Effective Time and in any event not later than three Business Days following the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate or Certificates whose shares were converted into the right to receive the Merger Consideration pursuant to
     Section 2.1(b), (i) a letter of transmittal (which must specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Paying Agent and will be in such form and have such other provisions as the Company and Buyer may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate will be entitled to receive in exchange therefor cash in an amount equal to the product of (i) the number of shares of Common Stock represented by such Certificate multiplied by (ii) the Merger Consideration, and the Certificate so surrendered will forthwith be canceled. Absolutely no interest will be paid or accrued on the Merger Consideration payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it will be a condition of payment that the Certificate so surrendered will be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment, shall pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the surrendered Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

          (c) Stock Transfer Books. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Common Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they will be canceled and exchanged as provided in this Article 2, except as otherwise provided by law. Until surrendered as contemplated by this Section 2.2, each Certificate (other than Certificates representing Dissenting Shares and shares, if any, remaining outstanding under Section 2.1(a)) will be deemed at any time after the Effective Time to represent only the right to receive upon surrender the Merger Consideration that the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article 2.

          (d) Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed to holders of the Certificates for six months after the Effective Time is to be delivered to the Surviving Corporation, upon demand, and any holders of the Certificates who have not theretofore complied with this Article 2 shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration.

          (e) No Liability. None of Buyer, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Immediately prior to the date on which any payment pursuant to this Article 2 would otherwise escheat to or become the property of any Governmental Entity, such payment shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

          (f) Lost Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration due to such person pursuant to this Agreement.

     Section 2.3 Company Equity Plans.

          (a) Conversion of Options. At the Effective Time, each holder of a then-outstanding option to purchase shares of Common Stock under the Company's 1987 Stock Option Plan, as amended (the "1987 Plan"), the Company's 1998 Stock Incentive Plan (the "1998 Plan"), the Company's 1994 Stock Incentive Plan, as amended (the "1994 Plan"), and the Company's Non-Employee Directors' Stock Award Plan, as amended (the "Director Plan" and together with the 1987 Plan, the 1998 Plan, the 1994 Plan, the Company's 1989 Non-Employee Director Equity Plan (the "Director Equity Plan"), the Company's Directors' Retirement Plan and the Company's Plan for Optional Deferment of Directors' Fees, the "Equity Plans"), whether or not then exercisable (an "Option"), will be entitled to receive, in settlement thereof, for each share subject to such Option an amount (subject to any applicable withholding tax) in cash equal to the difference between the Merger Consideration and the per share exercise price of such Option to the extent such difference is a positive number (such amount is hereinafter referred to as the "Option Consideration"). The payment of the Option Consideration shall be made by the Surviving Corporation or Parent within one Business Day following the Effective Time (provided the Company has delivered by the Effective Time a list of outstanding Options as of the Effective Time). Upon the Effective Time, the Options will be canceled.

          (b) Treatment of Restricted Stock. At the Effective Time, each then-outstanding share of Common Stock awarded under the Director Equity Plan that is still subject to forfeiture under the terms of the Director Equity Plan will be vested and no longer subject to restrictions and will be canceled and converted into the right to receive the Merger Consideration as set forth in Section 2.1(b).

          (c) Treatment of Stock Units and Stock Awards. At the Effective Time,
     (i) each holder of any then-outstanding stock award granted under the Director Plan, whether or not deferred or vested, will be entitled to receive for each share of Common Stock represented by the stock award, in settlement thereof, an amount in cash equal to the Merger Consideration and
     (ii) each holder of any stock units credited pursuant to the Company's Directors' Retirement Plan or the Company's Plan for Optional Deferment of Directors' Fees will be entitled to receive, for each stock unit, in settlement thereof, an amount in cash equal to the Merger Consideration. The payment of the amounts under this Section 2.3(c) shall be made by the Surviving Corporation or the Parent within one Business Day following the Effective Time provided that the Company has delivered by the Effective Time a list of such amounts as of the Effective Time.

          (d) Termination of Plans. Prior to the Effective Time, the Company shall use its reasonable efforts to obtain all necessary consents or releases from holders of Options, restricted shares, stock units or stock awards under the Equity Plans and take all such other lawful action as may be necessary (which include, but are not limited to, satisfying the requirements of Rule 16b-3(e) promulgated under Section 16 of the Exchange Act, without incurring any liability in connection therewith) to provide for and give effect to the transactions contemplated by this Section 2.3. Except as otherwise agreed to in writing by the parties, (i) the Equity Plans will terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary thereof will be canceled as of the Effective Time, and (ii) the Company shall use its reasonable efforts to assure that following the Effective Time no participant in the Equity Plans, or other plans, programs or arrangements, will have any right thereunder to acquire equity securities of the Company, the Surviving Corporation or any subsidiary thereof.

     Section 2.4 Dissenters' Rights. No Dissenting Shareholder will be entitled to any portion of the Merger Consideration pursuant to this Article 2 unless and until the holder thereof has failed to perfect or has effectively withdrawn or lost such holder's right to dissent from the Merger under the OGCL, and any Dissenting Shareholder will be entitled to receive only the payment provided by
Section 1701.85 of the OGCL with respect to shares of Common Stock owned by such Dissenting Shareholder. If any person who otherwise would be deemed a Dissenting Shareholder has failed to properly perfect or has effectively withdrawn or lost the right to dissent with respect to any shares of Common Stock, such shares of Common Stock will thereupon be treated as though such shares of Common Stock had been converted into the right to receive the Merger Consideration with respect to such shares of Common Stock as provided in this Article 2. The Company shall give Buyer prompt notice of any written demands for appraisal, attempted withdrawals of such demands and any other instruments received by the Company relating to shareholders' rights of appraisal. Buyer and, after the Effective Time, Parent shall conduct all negotiations and proceedings with respect to demand for appraisal under the OGCL and the Company shall be entitled to participate therein only as and to the extent requested by Parent. The Company shall not, except with the prior written consent of Buyer, make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

     Section 2.5 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Buyer, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Buyer, any other actions and things to vest, perfect or confirm of record or otherwise in the

Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

     Section 3.1 Representations and Warranties of Company. The Company hereby represents and warrants to Parent and Buyer as follows:

          (a) Organization, Standing and Corporate Power. The Company and each of the Company Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, assets, liabilities or results of operations of the Company and its subsidiaries taken as whole (a "Company Material Adverse Effect"). The Company and each of the Company Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect.

          (b) Subsidiaries. Section 3.1(b) of the disclosure letter delivered by the Company to Buyer prior to the execution of this Agreement (the "Company Disclosure Letter"), sets forth all the subsidiaries of the Company (specifying those that as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), and treating as a Significant Subsidiary of the Company the joint ventures listed on Schedule 3.1(b) of the Company Disclosure Letter (each a "Company Subsidiary," collectively, the "Company Subsidiaries," and together with the Company, the "Company Entities"). Except as set forth on Schedule 3.1(b) of the Company Disclosure Letter, all outstanding shares of capital stock of, or other equity interests in, each Company Subsidiary (i) have been validly issued and are fully paid and nonassessable, (ii) are free and clear of all pledges, claims, liens, options, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except in the case of clauses (ii) and (iii) for any Liens or restrictions that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Schedule 3.1(b) of the Company Disclosure Letter and except for directors' qualifying shares, all outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of each of the Company Subsidiaries are beneficially owned, directly or indirectly, by the Company. The Company does not, directly or indirectly, own more than 20% but less than 100% of the capital stock or other equity interest in any person except as listed on Schedule 3.1(b) of the Company Disclosure Letter.

          (c) Capital Structure. The authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock and (ii) 4,000,000 shares of Serial Preferred Stock, no par value per share, of the Company ("Preferred Stock"). At the close of business on January 28, 1999: (i) 27,600,520 shares of Common Stock were issued and outstanding (including 1,810 shares of restricted stock and excluding 6,680,326 shares of Common Stock held in the treasury of the Company); (ii) no shares of Preferred Stock were issued or outstanding; and (iii) 2,787,331 shares of Common Stock were reserved for issuance under the Equity Plans. Section 3.1(c) of the Company Disclosure Letter sets forth the holders of all outstanding Options, stock units and stock awards and the number, exercise prices, vesting schedules and expiration dates of each grant to such holders. Each share of Common Stock carries with it an associated share purchase right (an "Old Right"), issued pursuant to the Rights Agreement between the Company and First Chicago Trust Company of New York, dated as of January 26, 1989 (the "Old Rights Agreement") which entitles the holder thereof to purchase, upon the occurrence of certain events, Preferred Stock. As of February 6, 1999, the Old Rights will lapse and thereafter be of no effect. Each share of Common Stock will carry, from February 6, 1999, an associated share purchase right pursuant to the Company Rights Agreement (a "Right"), which will entitle the holder thereof to purchase, on the occurrence of certain events, Preferred Stock. All outstanding shares of capital stock of the Company are, and all shares that may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of preemptive rights. Except (i) as set forth above, (ii) for shares of Common Stock issued pursuant to Options outstanding on January 29, 1999 that are described on Schedule 3.1(c) of the Company Disclosure Letter, and (iii) as set forth on Schedule 3.1(c) of the Company Disclosure Letter, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company, (B) any securities convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, or (C) any warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, and no obligation of the Company or any Company Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (y) there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither the Company nor any Company Subsidiary is a party to any voting agreement with respect to the voting of any such securities. Except as set forth on Schedule 3.1(c) of the Company Disclosure Letter, there are no outstanding (A) securities convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Company Subsidiary, (B) warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, and no obligation of the Company or any Company Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Company Subsidiary, or (C) obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Company Subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Except as set forth on Schedule 3.1(c) of the Company Disclosure Letter, there are no agreements, arrangements or commitments of any character (contingent or otherwise) entered into in connection with acquisitions pursuant to which any person is or may be entitled to receive any payment based on the revenues, earnings or financial performance of the Company or any of its subsidiaries or assets or calculated in accordance therewith.

          (d) Authority; Noncontravention. The Company has all requisite corporate power and authority to enter into this Agreement, and, subject to the Shareholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Shareholder Approval. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by Buyer and Parent, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as set forth on Schedule 3.1(d) of the Company Disclosure Letter, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) conflict with the articles of incorporation or code of regulations or comparable organizational documents of any of the Company Entities, (ii) result in any breach, violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or creation or acceleration of any obligation or right of a third party or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company Entities under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or other authorization applicable to the Company Entities or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company Entities or their respective properties or assets, other than, in the case of clauses
     (ii) and (iii) any such conflicts, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or that would not prevent or materially delay consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, or local, foreign or supra-national government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental United States or foreign self-regulatory agency, commission or authority or any arbitral tribunal (each, a "Governmental Entity") is required by the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, except for: (i) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the Shareholders Meeting (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement"); (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Ohio; (iii) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"); (iv) the consents, approvals, orders or authorizations set forth on Schedule 3.1(d) of the Company Disclosure Letter; (v) the antitrust and competition laws of foreign countries; (vi) the "takeover" or "blue sky" laws of various states; and (vii) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or would not prevent or materially delay consummation of the transactions contemplated by this Agreement.

          (e) SEC Reports and Financial Statements. The Company has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, with the SEC since January 1, 1996 (as such reports, schedules, forms, statements and documents have been amended since the time of their filing, collectively, the "SEC Documents"). As of their respective dates, or if amended prior to the date hereof, as of the date of the last such amendment, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents when filed, or as so amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated statement of earnings, cash flows and shareholders' equity for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except as set forth in the SEC Documents filed prior to the date of this Agreement and except for liabilities and obligations that are not material to the Company as a whole, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which have been incurred or shall have arisen prior to September 30, 1998.

          (f) Absence of Certain Changes or Events. Except as disclosed on
     Schedule 3.1(f) of the Company Disclosure Letter, since September 30, 1998,
     (i) the Company Entities have conducted their respective operations only in the ordinary course consistent with past practice, (ii) there has not been a Company Material Adverse Effect, (iii) the Company Entities have not taken action that if taken after the date of this Agreement would constitute a violation of Section 4.1, (iv) neither the Company nor any Company Subsidiary has incurred nor shall there have arisen any liabilities (direct, contingent or otherwise) material to the Company as a whole and
     (v) neither the Company nor any Company Subsidiary has engaged in any material transaction or entered into any material agreement or commitments outside the ordinary course of business (except for the transactions contemplated by this Agreement). The unaudited financial statements included in the earnings release published by the Company on January 28, 1999 fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of December 31, 1998 and the results of operations of the Company and its consolidated subsidiaries for the year then ended.

          (g) Compliance with Applicable Laws; Litigation.

             (i) Except for violations of Environmental Laws (which are the subject of Section 3.1(m)), the operations of the Company Entities have not been and are not being conducted in violation of any law or any Permit, except where such violations, individually or in the aggregate, would not reasonably be expected to have or result in a Company Material Adverse Effect. Except as set forth on Schedule 3.1(g) of the Company Disclosure Letter, none of the Company Entities has received any notice, or has knowledge of any claim, alleging any such violation.

             (ii) The Company Entities hold all licenses, permits, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of Governmental Entities or other persons necessary for the conduct of their respective businesses as currently conducted ("Permits"), except where the failure to hold such Permits, individually or in the aggregate, would not reasonably be expected to have or result in a Company Material Adverse Effect. None of the Company Entities has received notice that any Permit will be terminated or modified or cannot be renewed in the ordinary course of business, and the Company has no knowledge of any reasonable basis for any such termination, modification or nonrenewal, except for such terminations, modifications or nonrenewals as, individually or in the aggregate, would not reasonably be expected to have or result in a Company Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not violate any Permit, or result in any termination, modification or nonrenewals thereof, except for such violations, terminations, modifications or nonrenewals thereof as, individually or in the aggregate, would not reasonably be expected to have or result in a Company Material Adverse Effect.

             (iii) Except as disclosed in Schedule 3.1(g) of the Company Disclosure Letter, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case, with respect to the Company or any Company Subsidiary or any of their respective properties is pending or, to the knowledge of the Company, threatened as of the date of this Agreement, other than, in each case, those the outcome of that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or that would not reasonably be expected to prevent or materially delay consummation of the transactions contemplated by this Agreement.

          (h) ERISA Compliance.

             (i) Schedule 3.1(h)(i) of the Company Disclosure Letter sets forth a true and complete list of each United States collective bargaining agreement and any United States bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, employment, disability, death benefit, hospitalization, medical, life, severance or other plan, agreement, arrangement or understanding, or change of control agreement providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary or to which the Company or any Company Subsidiary contributes or is obligated to contribute (collectively, the "Company Benefit Plans"). For purposes of this Agreement, the term "Foreign Plan" shall refer to each plan, agreement, arrangement or understanding that is subject to or governed by the laws of any jurisdiction other than the United States, and which would have been treated as a Company Benefit Plan had it been a United States plan, agreement, arrangement or understanding. With respect to each Company Benefit Plan and Foreign Plan, no event has occurred and there exists no condition or set of circumstances in connection with which the Company could be subject to any liability that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

             (ii) Except as set forth on Schedule 3.1(h) of the Company Disclosure Letter, each Company Benefit Plan has been administered in accordance with its terms, all applicable laws, including the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended (the "Code"), and the terms of all applicable collective bargaining agreements, except for any failures so to administer any Company Benefit Plan that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company and all Company Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Each Company Benefit Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code is so qualified and each trust established in connection with any Company Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt. No fact or event has occurred which is reasonably likely to affect adversely the qualified status of any such Company Benefit Plan or the exempt status of any such trust, except for any occurrence that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, and all contributions to, and payments from, such Company Benefit Plans that are required to be made in accordance with such Company Benefit Plans, ERISA or the Code have been timely made other than any failures that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Each Company Benefit Plan intended to meet the requirements of Section 501(c)(9) of the Code meets such requirements in all material respects and provides no disqualified benefits (as defined in Section 4976(b) of the Code).

             (iii) Neither the Company nor any trade or business, whether or not incorporated, which, together with the Company, would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA (an "ERISA Affiliate") has incurred any liability under Title IV of ERISA or 4971 of the Code, or has a current failure to meet the minimum funding standards of Section 302 of ERISA or Section 412 of the Code, and no condition exists that presents a risk to the Company or any ERISA Affiliate of the Company of incurring any such liability or failure (other than liability for benefits or premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course, all of which have been timely paid in full). Except as disclosed on actuarial reports previously provided to Parent, with respect to each Company Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, the fair market value of the assets of such Company Benefit Plan equals or exceeds the actuarial present value of all accrued benefits under such Company Benefit Plan (whether or not vested), based upon the actuarial assumptions used to prepare the most recent actuarial report for such Company Benefit Plan and, to the knowledge of the Company, no event has occurred which would be reasonably expected to change any such funded status.

             (iv) Except for Company Benefit Plans set forth on Schedule 3.1(h)(iv) of the Company Disclosure Letter, no Company Benefit Plan provides medical benefits (whether or not insured) with respect to current or former employees or officers or directors after retirement or other termination of service.

             (v) Except for Company Benefit Plans set forth on Schedule 3.1(h)(v) of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former employee, officer or director of the Company to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director.

             (vi) Except for Company Benefit Plans set forth on Schedule 3.1(h)(vi) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is a party to any agreement, contract or arrangement (including this Agreement) that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. No

        Company Benefit Plan provides for the reimbursement of excise taxes under Section 4999 of the Code or any income taxes under the Code.

             (vii) With respect to each Company Benefit Plan, the Company has delivered or made available to Parent a true and complete copy of: (A) each writing constituting a part of such Company Benefit Plan, including, without limitation, all Company Benefit Plan documents, and trust agreements; (B) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (C) the most recent annual financial report, if any; (D) the most recent actuarial report, if any; and (E) the most recent determination letter from the Internal Revenue Service, if any. Except as specifically provided in the foregoing documents delivered or made available to Buyer, there are no amendments to any Company Benefit Plan that have been adopted or approved nor has the Company or any Company Subsidiary undertaken to make any such amendments or to adopt or approve any new Company Benefit Plan.

             (viii) No Company Benefit Plan is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"). None of the Company, the Company Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. None of the Company, the Company Subsidiaries nor any ERISA Affiliates has incurred any material withdrawal liability under a Multiemployer Plan that has not been satisfied in full.

             (ix) Except as set forth on Schedule 3.1(h) of the Company Disclosure Letter, there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, or to the Company's knowledge, no set of circumstances exists that may reasonably give rise to a claim or lawsuit, against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans that could reasonably be expected to result in any liability of the Company or any Company Subsidiaries to the Pension Benefit Guaranty Corporation, the United States Department of Treasury, the United States Department of Labor, any Multiemployer Plan, any Company Benefit Plan or any participant in a Company Benefit Plan, other than any liability that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

             (x) Except as could not be expected, individually or in the aggregate, to have a Material Adverse Effect, with respect to each Company Benefit Plan that is subject to or governed by the law of any jurisdiction other than the United States (a "Foreign Plan"): (A) all amounts required to be reserved under each book reserved Foreign Plan have been so reserved in accordance with reasonable accounting practices prevailing in the country where such Foreign Plan is established; (B) each Foreign Plan required to be registered with a Governmental Entity has been registered, has been maintained in good standing with the appropriate Governmental Entities, and has been maintained and operated in accordance with its terms and applicable law; and (C) the fair market value of the assets of each funded Foreign Plan that is a defined pension plan (or termination indemnity plan), and the liability of each insurer for each Foreign Plan that is a defined benefit pension plan (or termination indemnity plan) and is funded through insurance or the book reserve established for each Foreign Plan that is a defined benefit pension plan (or termination indemnity plan) that utilizes book reserves, together with any accrued contributions, is sufficient to procure or provide for the liability for accrued benefits with respect to those current and former employees of the Company and the Company Subsidiaries that participate in such Foreign Plan according to the reasonable actuarial or other applicable assumptions and valuations most recently used to determine employer contributions to or the funded status or book reserve of such Foreign Plans.

             (xi) For purposes of this Section 3.1(h), the term "employee" shall be considered to include individuals rendering personal services to the Company or any Company Subsidiary as independent contractors.

          (i) Taxes. Except as set forth on Schedule 3.1(i) of the Company Disclosure Letter and except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse
     Effect: (A) the Company and each Company Subsidiary has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, and all such filed returns and reports are complete and accurate, (B) the Company and each Company Subsidiary has paid (or the Company has paid on its behalf) all taxes shown as due on such returns, (C) there are no pending or threatened in writing audits, examinations, investigations or other proceedings in respect of taxes relating to the Company or any Company Subsidiary, (D) there are no liens for taxes upon the assets of the Company or any of the Company Subsidiaries, other than liens for current taxes not yet due and liens for taxes that are being contested in good faith by appropriate proceedings, (E) neither the Company nor any of the Company Subsidiaries has any liability for taxes of any person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of state or local or foreign law), and (F) neither the Company nor any Company Subsidiary is a party to any agreement relating to the allocation or sharing of taxes. As used in this Agreement, "taxes" includes all federal, state or local or foreign net and gross income, alternative or add-on minimum, environmental, gross receipts, ad valorem, value added, goods and services, capital stock, profits, license, single business, employment, severance, stamp, unemployment, customs, property, sales, excise, use, occupation, service, transfer, payroll, franchise, withholding and other taxes or similar governmental duties, charges, fees, levies or other assessments, including any interest, penalties or additions with respect thereto. The consolidated federal income tax returns of the Company and the Company Subsidiaries have been examined, or the statute of limitations has closed, with respect to all taxable years through and including 1985.

          (j) Voting Requirement. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock at the Shareholders Meeting to adopt this Agreement (the "Shareholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt and approve this Agreement, and the Merger and the transactions contemplated hereby and thereby.

          (k) State Takeover Statutes. The Board of Directors of the Company has taken all necessary action so that no "fair price," "moratorium," "control share acquisition" or other antitakeover statute or regulation (each, a "Takeover Statute") (including the control share acquisition provisions codified in Sections 1701.83 et seq. of the OGCL and the moratorium provisions codified in Sections 1704.02 et seq. of the OCGL) is applicable to the Merger and the transactions contemplated by this Agreement.

          (l) Brokers. Except for Morgan Stanley & Co. Incorporated (the engagement letter with whom has previously been provided to Parent), no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

          (m) Environmental Matters.

             (i) Except as disclosed in the SEC Reports filed since January 1, 1998 (the "Recent SEC Reports") or as set forth on Schedule 3.1(m) of the Company Disclosure Letter, except where noncompliance, individually or in the aggregate, would not reasonably be expected to have or result in a Company Material Adverse Effect, the Company Entities are in compliance with all applicable Environmental Laws.

             (ii) Except as disclosed in the Recent SEC Reports or as disclosed on Schedule 3.1(m) of the Company Disclosure Letter, there are no written (or, to the knowledge of the Company, other) Environmental Claims pending or, to the knowledge of the Company, threatened, against the Company or any of the Company Subsidiaries that, individually or in the aggregate, would reasonably be expected to have or result in a Company Material Adverse Effect.

             (iii) The Company has disclosed and, where requested, made available to Buyer all material information, including such studies, analyses and test results, in the possession, custody or control of or otherwise known and available to the Company Entities relating to the environmental conditions on, under or about any of the properties or assets owned, leased, or operated by any of the Company Entities at the present time or for which any of the Company Entities may be responsible.

             (iv) Except as disclosed in the Recent SEC Reports or as disclosed on Schedule 3.1(m) of the Company Disclosure Letter, prior to and during the period of ownership or operation by the Company or the Company Subsidiaries, to the knowledge of the Company, no Hazardous Substance was generated, treated, stored, disposed of, used, handled or manufactured at, or transported, shipped or disposed of from, currently or previously owned or leased properties in violation of applicable Environmental Laws that would reasonably be expected to have or result in a Company Material Adverse Effect and there were no Releases of Hazardous Substance in, on, under or affecting any currently or previously owned or leased properties in violation of applicable Environmental Laws that would reasonably be expected to have or result in a Company Material Adverse Effect.

             (v) Except as disclosed in the Recent SEC Reports, or as set forth on Schedule 3.1(m) of the Company Disclosure Letter, none of the Company or the Company Subsidiaries has received from any Governmental Entity or other third party any written (or, to the knowledge of the Company, other) notice that any of them or any of their predecessors is or may be a potentially responsible party in respect of or may otherwise bear liability for any actual or threatened Release of Hazardous Substance at any site or facility that is, has been or could reasonably be expected to be listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar or analogous federal, state, provincial, territorial, municipal, county, local or other domestic or foreign list, schedule, inventory or database of Hazardous Substance sites or facilities, except where such notice or the circumstances referred to therein would not reasonably be expected to have or result in a Company Material Adverse Effect.

             (vi) As used in this Agreement:

                (a) the term "Environmental Claim" means any written or other claim, demand, suit, action, proceeding, investigation or notice to any of the Company Entities by any person alleging any potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, or penalties) arising out of, based on, or resulting from the presence, or Release into the environment, of any Hazardous Substance at any location, whether or not owned, leased, operated or used by the Company or the Company Subsidiaries;

                (b) the term "Environmental Laws" means all laws in effect as of the date of this Agreement relating to emissions, discharges, Releases or threatened Releases of Hazardous Substances, or otherwise relating to the manufacture, generation, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances, including the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conversation and Recovery Act, and the Occupational Safety and Health Act;

                (c) the term "Hazardous Substance" means (i) chemicals, pollutants, contaminants, hazardous wastes, toxic substances, and oil and petroleum products, (ii) any substance that is or contains friable asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials, (iii) any substance that requires removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance" thereunder, or (iv) any substance that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous; in each case in clauses (i)-(iv) which is regulated under any Environmental Law; and

                (d) the term "Release" means any unauthorized releasing, disposing, discharging, injecting, spilling, leaking, pumping, dumping, emitting, escaping, emptying, migration, transporting, placing and the like, including into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

          (n) The Company Rights Agreement. The Rights Agreement dated February 7, 1999, between the Company and First Chicago Trust Company of New York (the "Company Rights Agreement") and the Old Rights Agreement have been amended to (i) render the Company Rights Agreement and the Old Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement, (ii) ensure that (x) none of Parent or its wholly owned subsidiaries is an Acquiring Person (as defined in the Company Rights Agreement or the Old Rights Agreement) pursuant to the Company Rights Agreement or the Old Rights Agreement, (y) a Distribution Date, a Triggering Event or a Share Acquisition Date (as such terms are defined in the Company Rights Agreement or the Old Rights Agreement) does not occur solely by reason of the execution of this Agreement, the consummation of the Merger, or the consummation of the other transactions contemplated by this Agreement and (z) ensure that the Company Rights Agreement will expire or otherwise terminate immediately prior to the Effective Time. The Old Rights Agreement will expire by its terms on February 6, 1999.

          (o) Proxy Statement. The Proxy Statement at the date mailed to Company shareholders and at the time of the Shareholders Meeting will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; except that no representation is made by the Company with respect to statements made in the Proxy Statement based on information supplied in writing by Parent or Buyer specifically for inclusion in the Proxy Statement.

          (p) Intellectual Property. Except as disclosed on Schedule 3.1(p) of the Company Disclosure Letter, the Company and the Company Subsidiaries own or have a binding, enforceable right to use all intellectual property, including letters patent, patent applications, trade names, brand names, trademarks, service marks, trademark and service mark registrations and applications, copyright registrations and applications, both domestic and foreign, trade secrets, inventions, proprietary processes, licenses, confidential information and know-how (collectively, the "Company Intellectual Property") used in their businesses as currently conducted, except for such Company Intellectual Property, the failure of which to own or have a binding, enforceable right to use, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries has received any written (or, to the knowledge of the Company, other) notice of infringement of and, to the knowledge of the Company, the business of the Company and the Company Subsidiaries as presently conducted does not infringe upon the rights of others with respect to the use of any intellectual property that, individually or in the aggregate, in either such case, would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries has received any written (or, to the knowledge of the Company, other) notice that the conduct of another person's business or the nature of any products sold or services provided by another person infringes upon the Company Intellectual Property other than those infringements or conflicts that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect.

          (q) Opinion of Financial Advisor. The Company has received the opinion of Morgan Stanley & Co. Incorporated, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to holders of shares of Common Stock, a signed copy of which opinion will be made available to Parent promptly after the date hereof.

          (r) Labor Agreements. Schedule 3.1(r) of the Company Disclosure Letter sets forth a true and complete list of each collective bargaining agreement or other labor agreement with any union or labor organization to which the Company or any of the Company Subsidiaries is a party in the United States and the Company does not know of any activity or proceeding of any labor organization (or representative thereof) to organize any of its or their employees that would be reasonably expected to result in a Company Material Adverse Effect. The Company and the Company Subsidiaries are not, and have not since January 1, 1997 been, subject to any pending, or to the knowledge of the Company, threatened (i) unfair labor practice, employment discrimination or other complaint, (ii) strike, lockout or dispute, slowdown or work stoppage or (iii) claim, suit, action or governmental investigation, in respect of which any director, officer, employee or agent of the Company or any of the Company Subsidiaries is or may be entitled to claim indemnification from the Company or any Company Subsidiary, except for the foregoing which, in the case of (i), (ii) and (iii), would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

          (s) Contracts; Debt Instruments. Each material contract of the Company and the Company Subsidiaries is valid and binding and in full force and effect, and neither the Company nor any Company Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice, or both, would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other material contract to which it is a party or by which it or any of its properties or assets is bound, except for such failures to be valid and binding and for violations or defaults that could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Except for those agreements listed on Schedule 3.1(s) of the Company Disclosure Letter, the Company and Company Subsidiaries are not, and after the Effective Time neither the Surviving Corporation nor Parent will be (by reason of any agreement to which the Company is a party), subject to any material noncompetition or similar restriction on their respective businesses.

          (t) Year 2000 Issues. The Company has adopted and implemented a commercially reasonable plan to investigate and correct any "year 2000 problems" associated with (i) the operation of the Company's business, and
     (ii) the products manufactured and distributed by the Company. The Company has provided to Parent a complete and correct copy of such plan, an accurate written explanation of the costs that the Company and Company Subsidiaries have incurred in each of the past two fiscal years to investigate and correct the "year 2000 problem," as well as a written report of its estimates of the costs to be incurred in the future to investigate and correct the "year 2000 problem."

          (u) Product Recalls. Except as set forth on Schedule 3.1(u) of the Company Disclosure Letter, the Company is not aware of any pattern or series of claims against the Company or any of Company Subsidiaries that reasonably could be expected to result in a generalized product recall relating to products sold by the Company or any of Company Subsidiaries, regardless of whether such product recall is formal, informal, voluntary or involuntary that, individually or in the aggregate, would reasonably be expected to result in a Company Material Adverse Effect.

     Section 3.2 Representations and Warranties of Parent and Buyer. Parent and Buyer hereby jointly and severally represent and warrant to the Company as follows:

          (a) Organization, Standing and Corporate Power. Each of Parent and Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has the requisite corporate authority to carry on its business as now being conducted. Each of Parent and Buyer is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the consummation by Parent or Buyer of the transactions contemplated by this Agreement (a "Parent Material Adverse Effect").

          (b) Authority; Noncontravention. Parent and Buyer have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Buyer, and the consummation by Parent and Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Buyer. This Agreement has been duly executed and delivered by Parent and Buyer, and, assuming the due authorization, execution and delivery by the Company, each constitutes a legal, valid and binding obligation of each of Parent and Buyer, as applicable, enforceable against Parent and Buyer in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) conflict with the respective Articles of Incorporation or Code of Regulations or comparable organizational documents of Parent and Buyer, (ii) result in any breach, violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or creation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or Buyer under any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Parent or Buyer or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Buyer or their respective properties or assets, other than in the case of this clause (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by Parent and Buyer in connection with the execution and delivery of this Agreement by Parent and Buyer or the consummation by Parent and Buyer of the transactions contemplated hereby and thereby, except for (i) the filing of a premerger notification and report form under the HSR Act; (ii) the filing of the Certificate of Merger with the Secretary of the State of Ohio; (iii) the consents, approvals, orders or authorizations set forth on Section 3.1(d) of the Company Disclosure Letter; (iv) the antitrust and competition laws of foreign countries; (v) the "takeover" or "blue sky" laws of various states; and (vi) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

          (c) Ownership of Common Stock. Except for any shares of Company Common Stock acquired by employee benefit trust funds in the ordinary course of business, none of Parent, Buyer or any of its affiliates (i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of Common Stock.

          (d) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or Parent.

          (e) Financing. Parent and Buyer, collectively, will at the Effective Time have cash on hand or borrowing availability under financing arrangements from financially responsible third parties, or a combination thereof, in an aggregate amount sufficient to enable Parent and Buyer to
     (i) pay in full the Merger Consideration, the Option Consideration and all fees and expenses payable by Parent and Buyer in connection with this Agreement and the transactions contemplated thereby, and (ii) refinance such of the Company's existing indebtedness as, pursuant to its terms, will become due and payable prior to its stated maturity as a result of the consummation of the transactions contemplated hereby (as set forth by the Company on Section 3.1(d) of the Company Disclosure Letter).

          (f) Information in Proxy Statement. None of the information supplied in writing by Parent or Buyer specifically for inclusion in the Proxy Statement will, at the date mailed to shareholders and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE 4

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 4.1  Conduct of Business.

          (a) Conduct of Business by the Company. Except as set forth on
     Schedule 4.1(a) of the Company Disclosure Letter, or consented to in writing by Buyer, during the period from the date of this Agreement to the Effective Time, the Company shall carry on its businesses in the ordinary course consistent with past practice and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to keep available the services of its current officers and other key employees and preserve its relationships with customers, suppliers, distributors and other persons having business dealings with them. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary, to:

             (i) (x) other than (a) the regular quarterly cash dividend of $.22 per share payable to holders of the Common Stock on March 15, 1999 and
        (b) dividends and distributions by a direct or indirect wholly owned Company Subsidiary to its parent, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of the Common Stock upon the exercise of the Options or other rights under the Equity Plans, in each case which are disclosed on Schedule 3.1(c) of the Company Disclosure Letter as outstanding on the date hereof;

             (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than the issuance of shares of Common Stock upon the exercise of the Options or other rights under the Equity Plans or in connection with other awards under the Equity Plans, in each case, which are disclosed on Schedule 3.1(c) of the Company Disclosure Letter as outstanding on the date hereof and in accordance with their present terms, or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities;

             (iii) amend its articles of incorporation, code of regulations or other comparable organizational documents, amend or take any other action with respect to the Company Rights Agreement or the Old Rights Agreement or the Rights or Old Rights respectively, or merge or consolidate with any person;

             (iv) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets other than immaterial assets in the ordinary course of business consistent with past practice;

             (v) enter into commitments for capital expenditures involving more than $10,000,000 in the aggregate except as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business, as reflected in the capital plan of the Company previously provided to Parent;

             (vi) incur any long-term indebtedness (whether evidenced by a note or other instrument, pursuant to a financing lease, sale-leaseback transaction, or otherwise) or incur short-term indebtedness other than up to $50,000,000 of short-term indebtedness under lines of credit existing on the date hereof;

             (vii) (A) except for normal increases in salary and wages in the ordinary course of business consistent with past practice that are not material or as set forth on Schedule 5.5, grant any increase in the compensation or benefits payable or to become payable by the Company or any Company Subsidiary to any current or former director, officer, employee or consultant; (B) adopt, enter into, amend or otherwise increase, reprice or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under any bonus, incentive compensation, deferred compensation, severance, termination, change in control, retention, hospitalization or other medical, life, disability, insurance or other welfare, profit sharing, stock option, stock appreciation right, restricted stock or other equity based, pension, retirement or other employee compensation or benefit plan, program, agreement or arrangement; (C) enter into or amend any employment or collective bargaining agreement or, except as required in accordance with the existing written policies of the Company or contracts or agreements entered into or approved (and previously disclosed to Parent) on or prior to the date of this Agreement, grant any severance or termination pay to any officer, director, consultant or employee of the Company or any Company Subsidiaries (except in the ordinary course of business consistent with past practice and not in excess of one week of severance for every year of employment and, in the aggregate for all such payments, $1,000,000); or (D) pay or award any pension, retirement, allowance or other non-equity incentive awards, or other employee benefit not required by any outstanding employee benefit plan or arrangement;

             (viii) change the accounting principles used by it unless required by GAAP (or, if applicable with respect to foreign subsidiaries, foreign generally accepted accounting principles);

             (ix) acquire by merging or consolidating with, by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any material amount of assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business consistent with past practice);

             (x) except in the ordinary course of business consistent with past practice, make or rescind any express or deemed election or settle or compromise any claim or action relating to U.S. federal, state or local taxes, or change any of its methods of accounting or of reporting income or deductions for U.S. federal income tax purposes;

             (xi) satisfy any claims or liabilities, other than the satisfaction, in the ordinary course of business consistent with past practice, in accordance with their terms or in an amount not to exceed $5,000,000 in the aggregate, of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company included in the Recent SEC Documents or incurred in the ordinary course of business consistent with past practice;

             (xii) make any loans, advances or capital contributions to, or investments in, any other person, except for loans, advances, capital contributions or investments between any wholly owned Company Subsidiary and the Company or another wholly owned Company Subsidiary and except for employee advances for expenses in the ordinary course of business consistent with past practice;

             (xiii) other than in the ordinary course of business consistent with past practice, (A) modify, amend or terminate any contract, (B) waive, release, relinquish or assign any contract (or any of the Company's rights thereunder), right or claim, or (C) cancel or forgive any indebtedness owed to the Company or any Company Subsidiaries; provided, however, that the Company may not under any circumstance waive or release any of its rights under any confidentiality agreement to which it is a party; or

             (xiv) authorize, or commit or agree to take, any of the foregoing actions; provided, however, that the limitations set forth in this
        Section 4.1(a) (other than clause (iii)) do not apply to any transaction to which the only parties are wholly owned subsidiaries of the Company.

          (b) Other Actions. Except as required by law, the Company, Parent and Buyer shall not, and, in the case of the Company, shall not permit any Company Subsidiary to, voluntarily take any action that would reasonably be expected to result in any of the conditions to the Merger set forth in
     Article 6 not being satisfied.

          (c) Advice of Changes. The Company and Buyer shall promptly advise the other party orally and in writing to the extent it has knowledge of any change or event having, or which, insofar as can reasonably be foreseen, would reasonably be expected to have a Material Adverse Effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article 6 to be satisfied; provided, however, that no such notification will affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

     Section 4.2 No Solicitation. The Company agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any of the Company Subsidiaries or any of its or their directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or knowingly facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving the Company, or acquisition of any capital stock (other than upon exercise of the Options that are outstanding as of the date hereof) or all or any material portion of the assets of the Company and the Company Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any combination of the foregoing (a "Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any person (other than Parent, Buyer or their respective directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided that, at any time prior to the approval of the Merger by the shareholders of the Company, the Board of Directors of the Company may, in the exercise of its fiduciary obligations under the OGCL as determined by the Board of Directors of the Company in good faith, after consultation with and receipt of advice from its outside counsel (who may be its regularly engaged outside counsel), pursuant to a customary confidentiality agreement with terms not substantially more favorable to such third party than the Confidentiality Agreement, furnish information to, and negotiate or otherwise engage in discussions with, any third party who delivers a written proposal for a Superior Proposal which was not solicited, initiated, knowingly facilitated or encouraged after the date of this Agreement. The Company will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any proposal for a Competing Transaction and request the return of all confidential information regarding the Company provided to any such parties prior to the date hereof pursuant to the terms of any confidentiality agreements or otherwise. In the event that prior to the approval of the Merger by the shareholders of the Company, the Board of Directors of the Company receives a Superior Proposal that was not solicited, initiated, knowingly facilitated or encouraged after the date of this Agreement (except as otherwise permitted pursuant to the proviso contained in the first sentence of this Section 4.2), the Board of Directors of the Company may (subject to this and the following sentences) in the exercise of its fiduciary obligations under the OGCL as determined by the Board of Directors of the Company in good faith, after consultation with and receipt of advice from its outside counsel (who may be its regularly engaged outside counsel) withdraw, modify or change, in a manner adverse to Parent, the recommendation of the Board of Directors of the Company of this Agreement and/or recommend a Superior Proposal to the shareholders of the Company and/or comply with Rule 14e-2 promulgated under the Exchange Act with respect to a Competing Transaction, provided that it gives Parent five Business Days prior written notice of its intention to do so (provided that the foregoing shall in no way limit or otherwise affect Parent's right to terminate this Agreement pursuant to Section 7.1(e) at such time as the requirements of such subsection have been met). Any such withdrawal, modification or change of the recommendation of the Board of Directors of the Company of this Agreement shall not change the approval of the Board of Directors of the Company for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated hereby, including the Merger. From and after the execution of this Agreement, the Company shall promptly (but in any event within two calendar days) advise Parent in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations or proposals relating to a Competing Transaction (including the specific terms thereof and the identity of the other party or parties involved) and promptly furnish to Parent a copy of any such written proposal in addition to any information provided to or by any third-party relating thereto. In addition, the Company shall promptly (but in any event within two calendar days) advise Parent, in writing, if the Board of Directors of the Company shall make any determination as to any Competing Transaction as contemplated by the proviso to the first sentence of this Section 4.2. As used herein, the term "Superior Proposal" means a Competing Transaction that the Board of Directors of the Company determines is, after consulting with and receipt of advice from Morgan Stanley & Co. Incorporated (or any other nationally recognized investment banking firm), more favorable to the shareholders of the Company from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by Parent or Buyer in response to such Competing Transaction), and that it reasonably expects a transaction pursuant to such proposal could be consummated. Nothing in this Section 4.2 shall (x) permit the Company to terminate this Agreement, (y) permit the Company to enter into any agreement with respect to any Competing Transaction or (z) affect any other obligation of the Company under this Agreement.

                                   ARTICLE 5

                             ADDITIONAL AGREEMENTS

     Section 5.1  Preparation of Proxy Statement; Shareholders Meeting.

          (a) As soon as practicable, but in no event later than 21 days following the date of this Agreement, the Company shall prepare and file with the SEC, and Parent and Buyer shall cooperate with the Company in such preparation and filing of, the Proxy Statement. The Company shall cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after the Proxy Statement is cleared by the staff of the SEC for mailing to the Company's shareholders.

          (b) The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders Meeting") in accordance with law, the Company's Articles of Incorporation and the Company's Code of Regulations for the purpose of obtaining Shareholder Approval and shall, through the Board of Directors of the Company, subject to Section 4.2, recommend to its shareholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. The Shareholders Meeting may not be adjourned or postponed beyond July 15, 1999.

          (c) Parent agrees that (i) it will provide the Company with all information concerning Parent or the Buyer necessary or reasonably appropriate to be included in the Proxy Statement and (ii) at the Shareholders Meeting, if held, or any postponement or adjournment thereof (or at any other meeting at which the Merger or this Agreement are considered by shareholders), it will vote, or cause to be voted, all of the shares of Common Stock then owned by it, the Buyer or any of its other subsidiaries, if any, in favor of the approval and adoption of this Agreement and the transactions contemplated hereby.

     Section 5.2 Access to Information; Confidentiality. To the extent permitted by applicable law and subject to the Agreement dated November 6, 1998, between the Company and Parent (the "Confidentiality Agreement"), the Company shall afford to Parent and to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, full access during normal business hours during the period prior to the Effective Time to all of the Company's properties, books, contracts, commitments, personnel and records and all other information concerning its business, properties and personnel as Parent may reasonably request. Each of the Company and Buyer shall hold, and shall cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

     Section 5.3  Efforts; Cooperation.

          (a) Subject to the terms and conditions provided herein, each of the Company, Parent and Buyer shall, and the Company shall cause each Company Subsidiary to, cooperate and use reasonable efforts to make, or cause to be made, all filings necessary or proper under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, but not limited to, cooperation in the preparation and filing of the Proxy Statement, any required filings under the HSR Act or other foreign filings and any amendments to any thereof.

          In addition, if, at any time prior to the Effective Time, any event or circumstance relating to either the Company or Parent or Buyer or any of their respective subsidiaries should be discovered by the Company or Parent, as the case may be, which should be set forth in an amendment to the Proxy Statement, the discovering party will promptly inform the other party of such event or circumstance. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary action.

          (b) Each of the parties will use its reasonable efforts to obtain as promptly as practicable all required consents and approvals of any Governmental Entity or any other person required in connection with, and waivers of any violations that may be caused by, the consummation of the transactions contemplated by this Agreement.

          (c) The Company and Parent shall coordinate in advance of sending any communications to or scheduling any meetings with any Governmental Entity relating to this Agreement or the Merger and shall promptly share all correspondence or other communication received from any Governmental Entity relating to this Agreement or the Merger.

          (d) The Company shall, upon the request of Buyer, take all reasonable steps to assist in any challenge by Buyer to the validity or applicability to the transactions contemplated by this Agreement, including the Merger, of any state takeover law.

     Section 5.4  Indemnification.

          (a) The Articles of Incorporation and the Code of Regulations of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Articles of Incorporation and Regulations of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law. Parent shall guarantee the obligations of the Surviving Corporation with respect to the indemnification provisions contained in the Articles of Incorporation and Code of Regulations of the Surviving Corporation.

          (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.4.

          (c) For six years after the Effective Time, the Surviving Corporation or Parent shall maintain in effect directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent) (the "Indemnified Parties") on terms with respect to such coverage and amount no less favorable than those of such current insurance coverage; provided, however, that in no event shall Parent be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by the Company for such insurance; and provided, further, that, if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount. Notwithstanding the foregoing, at any time on or after the second anniversary of the Effective Time, Parent may, at its election, undertake to provide funds to the Surviving Corporation to the extent necessary so that the Surviving Corporation may self-insure with respect to the level and scope of insurance coverage required under this Section 5.4(c) in lieu of causing to remain in effect any directors' and officers' liability insurance policy.

          (d) The provisions of this Section 5.4 are (i) intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

     Section 5.5  Employee Benefits.

          (a) Except for employees subject to collective bargaining agreements, through December 31, 2000, Parent shall maintain, or cause the Surviving Corporation to maintain employee benefits under tax-qualified employee benefit plans, annual bonus plans, deferred compensation plans, and supplemental non-qualified pension plans substantially equivalent in the aggregate to (i) those provided by the Company immediately prior to the Effective Time or (ii) at the election of Parent, those provided by Parent to similarly-situated employees of Parent.

          (b) Following the Effective Time, Parent shall cause the Surviving Corporation to honor in accordance with their terms all written employment, severance and other compensation agreements of the Company and

     Company Subsidiaries that are set forth on Schedule 3.1(h) of the Company Disclosure Letter; and, to the extent necessary under these agreements and plans, the preceding clause will be deemed an assumption of the Company's obligations under these agreements and plans by the Surviving Corporation.

          (c) The Company shall use its reasonable efforts to provide or make available to Buyer within thirty days following the date of this Agreement, the following items:

             (i) true and complete copies, with respect to Company Benefit Plans, of all insurance contracts and funding vehicles, benefit schedules, summary plan descriptions (and material modifications) and material written employee communications; and

             (ii) a list of Foreign Plans and true and complete copies of the items described in Section 3.1(h)(vii) and Section 5.5(c)(i), as they would be applicable to Foreign Plans.

     Section 5.6 Public Announcements. Parent, Buyer and the Company shall consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement, except as either party may determine is required by applicable law, court process or by obligations pursuant to any rules and regulations of any national securities exchange in which event prior consultation with the other party shall be required.

     Section 5.7 Fees and Expenses. Except as provided in Section 7.2(b), all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

     Section 5.8 Credit Agreement. Prior to the Effective Time, the Company shall terminate its bank credit facility or, at the option of the Company, obtain a waiver of such credit facility (so long as such waiver would prevent a cross default under any other agreements).

                                   ARTICLE 6

                              CONDITIONS PRECEDENT

     Section 6.1  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Shareholder Approval. The Shareholder Approval shall have been obtained.

          (b) Governmental and Regulatory Approvals. Other than the filing of the Certificate of Merger and insignificant consents, approvals and actions, all consents, approvals and actions of, filings with and notices to any Governmental Entity required of Parent, Buyer, the Company or any Company Subsidiary to consummate the Merger and the other transactions contemplated hereby shall have been obtained in form and substance reasonably satisfactory to each of Parent and the Company.

          (c) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger or limiting the ownership or operation by Parent, the Company or any of their respective subsidiaries of any material portion of the business or assets of Parent or the Company; provided, however, that the party seeking to assert this condition to terminate the Agreement shall not have breached its obligations under this Agreement in any material respect.

          (d) HSR Act. The waiting period (including any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     Section 6.2 Conditions to Obligations of Parent and Buyer. The obligation of Parent and Buyer to effect the Merger is further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company contained in Section 3.1(c) shall be true and correct in all respects both when made and as of the Closing Date as though made on and as of the Closing Date, and all other representations and warranties of the Company set forth herein shall be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications contained therein) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such other representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all of its obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c) Consents. With the exception of any consents required under the Company's credit facility and outstanding medium term notes, the Company shall have obtained the consent of each person whose consent shall be required in connection with the Merger under all agreements or instruments to which it or any of its subsidiaries is a party, except those for which failure to obtain such consents and approvals could not reasonably be expected to have a Company Material Adverse Effect prior to or after the Effective Time.

          (d) Governmental Litigation. There shall not be pending any action, claim, proceeding or investigation instituted by any Governmental Entity challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement.

          (e) Dissenting Shares. As of immediately prior to the Effective Time, no more than 10% of the outstanding shares of Company Common Stock shall have taken actions to assert dissenter's rights under Section 1701.85 of the OGCL.

          (f) Officer's Certificate. The Company shall have furnished Parent and Buyer with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in Sections 6.2(a) and (b) have been satisfied.

     Section 6.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Buyer set forth herein shall be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications contained therein) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b) Performance of Obligations of Parent and Buyer. Parent and Buyer shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

          (c) Officer's Certificate. Each of Parent and Buyer shall have furnished the Company with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in Section 6.3(a) and (b) have been satisfied.

     Section 6.4 Frustration of Closing Conditions. None of Parent, Buyer nor the Company may rely on the failure of any condition set forth in Sections 6.1,
6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to comply with its obligations to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.3.

                                   ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER

     Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Shareholder Approval:

          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company:

             (i) if the Merger has not been consummated by July 31, 1999 or such later date, if any, as Parent and the Company agree upon; provided, however, that the right to terminate this Agreement pursuant to this
        Section 7.1(b)(i) is not available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

             (ii) if the Shareholders Meeting (including any adjournment or postponement thereof) shall have concluded and the Shareholder Approval shall not have been obtained, or

             (iii) if any Restraint having any of the effects set forth in
        Section 6.1(c) is in effect and has become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(iii) is not available to any party whose failure to perform any of its obligations under this Agreement results in such Restraint;

          (c) by Parent, if the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
     (A) is not cured within 30 days after written notice thereof or (B) is incapable of being cured by the Company;

          (d) by the Company, if Parent or Buyer has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) is not cured within 30 days after written notice thereof or (B) is incapable of being cured by Parent or Buyer (it being understood that Parent's failure to obtain the requisite financing by the 11th day after the satisfaction or waiver of the conditions set forth in
     Article 6 shall be incapable of cure);

          (e) by Parent, if any person (other than an affiliate of Parent) shall acquire 30% of the outstanding shares of Company Common Stock or if the Board of Directors of the Company or any committee thereof shall (i) withdraw or modify or change, or propose or announce any intention to withdraw or modify or change, in a manner adverse to Parent or Buyer, the approval or recommendation by the Board of Directors of the Company or committee thereof of this Agreement or the transactions contemplated hereby, including the Merger, (ii) approve or recommend, or propose to or announce any intention to approve or recommend, any Competing Transaction proposal, or (iii) propose or announce any intention to enter into any agreement, with respect to any Competing Transaction proposal, or if the Company shall willfully breach the provisions of Section 4.2 or Section 5.1(b).

     Section 7.2 Effect of Termination. (a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Buyer, the Company or Parent, other than the provisions of the last sentence of Section 5.2, Section 5.6, Section 5.7, this
Section 7.2 and Article 8, which provisions survive such termination; provided, however, that nothing herein will relieve any party from any liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     (b) In the event that this Agreement is terminated (i) by Parent pursuant to Section 7.1(e) or (ii) by either the Company or Parent pursuant to Section 7.1(b)(ii), if, prior to the Shareholders Meeting, an Competing Transaction proposal shall have been made known to the Company or been made directly to its shareholders generally or any person shall have publicly announced an intention (whether or not conditional) to make an Competing Transaction proposal or solicited proxies or consents in opposition to the Merger, then, in the case of either clause (i) or (ii), the Company shall promptly, but in no event later than two days after the date of such termination, pay Parent a fee equal to $2 multiplied by the number of shares of Company Common Stock outstanding on a fully diluted basis (the "Termination Fee"), payable by wire transfer of same day funds. The Company acknowledges that the agreements contained in this Section 7.2(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement.

                                   ARTICLE 8

                               GENERAL PROVISIONS

     Section 8.1 Amendment. This Agreement may be amended by the parties at any time before or after the Shareholder Approval; provided, however, that, after such Shareholder Approval, there is not to be made any amendment that by law requires further approval by the shareholders of the Company without further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     Section 8.2 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.1, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.

     The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

     Section 8.3 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time, except the covenants and agreements contained in Article 2 and in Sections
5.4 and 5.5(a) and (b), each of which will survive in accordance with its terms.

     Section 8.4 Notices. All notices, requests, claims, demands and other communications under this Agreement must be in writing and will be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as is specified by like notice):

        (a) if to the Company, to:        Aeroquip-Vickers, Inc.
                                          3000 Strayer
                                          P.O. Box 50
                                          Maumee, OH 43537
                                          Telecopy No.: (419) 867-2209
                                          Attention: Vice President and General Counsel
             with a copy to:              Jones, Day, Reavis & Pogue
                                          North Point
                                          901 Lakeside Avenue
                                          Cleveland, Ohio 44114
                                          Telecopy No.: (216) 579-0212
                                          Attention: Charles W. Hardin, Jr., Esq.

        (b) if to Parent or Buyer, to:    Eaton Corporation
                                          Eaton Center
                                          Cleveland, OH 44114
                                          Telecopy No.: (216) 479-7056
                                          Attention: Executive Vice President and General Counsel
             with a copy to:              Wachtell, Lipton, Rosen & Katz
                                          51 West 52nd Street
                                          New York, New York 10019
                                          Telecopy No.: (212) 403-2000
                                          Attention: Daniel A. Neff, Esq.

     Section 8.5 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. For purposes of this Agreement, (a) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity (including its permitted successors and assigns),
(b) "knowledge" of any person that is not an individual means the knowledge after due inquiry of such person's executive officers and officers with direct responsibility for the subject matter to which such knowledge relates, and (c) "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or otherwise.

     Section 8.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 8.7 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article 2 and Section 5.4, are not intended to confer upon any person other than the parties any rights or remedies.

     Section 8.8 Governing Law. This Agreement is to be governed by, and construed in accordance with, the laws of the State of Ohio, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     Section 8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other party. Any assignment in violation of this
Section 8.9 will be void. Subject to the preceding two sentences, this Agreement is binding upon, inures to the benefit of, and is enforceable by, the parties and their respective successors and assigns.

     Section 8.10 Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Ohio or any Ohio state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Ohio or an Ohio state court.

     Section 8.11 Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Ohio or an Ohio state court, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 8.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          AEROQUIP-VICKERS, INC.

                                          By: /s/ DARRYL F. ALLEN

                                            ------------------------------------
                                          Name: Darryl F. Allen
                                          Title:  Chairman, President and
                                              Chief Executive Officer

                                          EATON CORPORATION

                                          By: /s/ GERALD L. GHERLEIN

                                            ------------------------------------
                                          Name: Gerald L. Gherlein
                                          Title:  Executive Vice President and
                                              General Counsel

                                          By: /s/ MARK HENNESSEY

                                            ------------------------------------
                                          Name: Mark Hennessey
                                          Title:  Attorney-In-Fact

                                          EATON INDUSTRIES INC.

                                          By: /s/ GERALD L. GHERLEIN

                                            ------------------------------------
                                          Name: Gerald L. Gherlein
                                          Title:  Vice President

                                          By: /s/ MARK HENNESSEY

                                            ------------------------------------
                                          Name: Mark Hennessey
                                          Title:  Assistant Secretary

                                                                         ANNEX B

                           MORGAN STANLEY DEAN WITTER
                              ONE FINANCIAL PLACE
                            440 SOUTH LASALLE STREET
                            CHICAGO, ILLINOIS 60605
                                 (312) 706-4000

                                                                January 31, 1999

Board of Directors
Aeroquip-Vickers, Inc.
3000 Strayer
Maumee, Ohio 43537-0050

Members of the Board:

     We understand that Aeroquip-Vickers, Inc. (the "Company"), Eaton Corporation ("Eaton") and Eaton Industries Inc. ("Acquisition Sub"), a wholly owned subsidiary of Eaton, have entered into an Agreement and Plan of Merger, dated January 31, 1999 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Acquisition Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of Eaton, and each outstanding share of common stock, par value $5.00 per share (the "Company Common Stock") of the Company, other than shares held in treasury or held by Eaton or Acquisition Sub or as to which dissenter's rights have been perfected, will be converted into the right to receive $58.00 per share in cash. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     You have asked for our opinion as to whether the consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

     For purposes of the opinion set forth herein, we have:

     (i) reviewed certain publicly available financial statements and other information of the Company;

     (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

     (iii) analyzed certain financial projections prepared by the management of the Company;

     (iv) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

     (v) reviewed the reported prices and trading activity for Company Common Stock;

     (vi) compared the financial performance of the Company and the prices and trading activity of Company Common Stock with that of certain other comparable publicly-traded companies and their securities;

     (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

     (viii) reviewed the pro forma impact of the Merger on Eaton's financial position;

     (ix) participated in discussions and negotiations among representatives of the Company and Eaton;

     (x)   reviewed the Merger Agreement dated January 31, 1999; and

     (xi) performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction involving the Company, nor did we negotiate with any parties, other than Eaton, which may have expressed interest in the possible acquisition of, or combination with, the Company or certain of its constituent businesses.

     We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company and Eaton and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of the Company, except that this opinion may be included in its entirety in any filing made by the Company in respect of the Merger with the Securities and Exchange Commission. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders' meeting held in connection with the Merger.

     Based upon and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By:   /s/ FRANCIS J. OELERICH III

                                            ------------------------------------
                                                  Francis J. Oelerich III
                                                     Managing Director

                                                                         ANNEX C

                               OHIO REVISED CODE
                    TITLE XVII CORPORATIONS -- PARTNERSHIPS
                     CHAPTER 1701: GENERAL CORPORATION LAW

SECTION 1701.85 QUALIFICATIONS OF AND PROCEDURES FOR DISSENTING SHAREHOLDERS

     (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

     (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

     (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

     (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

     (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in the case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or appointed as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

     (C) If the proposal was required to be submitted to the shareholders of the corporation, a fair cash value as to those shareholders shall be determined as of the date prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

     (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

          (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

          (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

          (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

          (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or jointed in a complaint under division (B) of this section within the period provided in that division.

     (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

     (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

P                              AEROQUIP-VICKERS, INC.
R
O           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
X
Y The undersigned hereby appoints Darryl F. Allen, Purdy Crawford and William R. Timken, Jr., and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote as indicated herein, all the Common Shares of Aeroquip-Vickers, Inc. held of record by the undersigned at the close of business on March 5, 1999, at the Special Meeting of Shareholders to be held on April 8, 1999, or any adjournment thereof, with all the powers the undersigned would possess if then and there personally present.

                                               Comments/Change of address

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

       Receipt of Notice of Special Meeting of Shareholders and the related Proxy Statement dated March 8, 1999, is hereby acknowledged.

                                                                     SEE REVERSE
                                                                        SIDE
--------------------------------------------------------------------------------
                           FOLD AND DETACH CARD HERE

                        SPECIAL MEETING OF SHAREHOLDERS

                    DATE: APRIL 8, 1999

                    TIME: 10:00 A.M. LOCAL TIME

                   PLACE: AEROQUIP-VICKERS WORLD HEADQUARTERS
                          3000 STRAYER
                          MAUMEE, OHIO

[X] PLEASE MARK YOUR                                                        5042
    VOTES AS IN THIS
    EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER. IF NO SPECIFICATIONS ARE MADE, THE PROXY WILL BE VOTED FOR THE PROPOSAL BELOW.

                                                       FOR    AGAINST    ABSTAIN

1. Approval and adoption of the proposal to merge      [ ]      [ ]        [ ]
   Aeroquip-Vickers, Inc. with and into Eaton
   Industries Inc., a wholly owned subsidiary of Eaton Corporation.

2. In their discretion, to vote upon such other business as may properly come before the meeting.

SIGNATURE(S) OF SHAREHOLDERS______________________________ DATE___________, 1999

NOTE: Please sign as your name appears hereon. If shares are held jointly, all holders must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                           FOLD AND DETACH CARD HERE